Published CUSIP Number: 25532NAA1
Revolving Credit CUSIP Number: 25532NAB9
Term Loan CUSIP Number: 25532NAC7
Development Facility CUSIP Number: 25532NAD5

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 29, 2015,
by and among
DIVERSIFIED RESTAURANT HOLDINGS, INC.,
as Holdings and as a Guarantor,

EACH OF THE SUBSIDIARIES OF HOLDINGS PARTY HERETO,
as Borrowers,
THE LENDERS REFERRED TO HEREIN,
as Lenders,
and
CITIZENS BANK, NATIONAL ASSOCIATION,
as Administrative Agent and LC Issuer
CITIZENS BANK, NATIONAL ASSOCIATION
and
BMO CAPITAL MARKETS,
as Joint Lead Arrangers and Joint Bookrunners
BMO HARRIS BANK, N.A.,
as Syndication Agent

FIFTH THIRD BANK
and
REGIONS BANK,
as co-Documentation Agents

-i-

(continued)

-ii-

(continued)

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(continued)

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(continued)

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EXHIBITS:
Exhibit A	-	Form of Notice of Borrowing
Exhibit B	-	Form of Notice of Account Designation
Exhibit C	-	Form of Notice of Prepayment
Exhibit D	-	Form of Notice of Conversion/Continuation
Exhibit E	-	Form of Compliance Certificate
Exhibit F	-	Form of Assignment and Assumption
Exhibit G-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit G-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit G-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit G-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)
Exhibit H	-	Form of Borrower Joinder Agreement
Exhibit I	-	Form of Development Costs Certificate

SCHEDULES:
Schedule 1.1(a)	-	Term Loan Commitments and Term Loan Percentages
Schedule 1.1(b)	-	Revolving Credit Commitments and Revolving Credit Percentages
Schedule 1.1(c)	-	Development Commitments and Development Percentages
Schedule 1.1(d)	-	Adjustments to Consolidated EBITDA and Consolidated Third Party Rent
Schedule 4.3(a)	-	Term Loan Amortization Schedule
Schedule 8.8	-	Real Property and Unit Locations
Schedule 8.12	-	Subsidiaries
Schedule 8.18	-	Franchise Documents
Schedule 10.1	-	Existing Liens
Schedule 10.2	-	Existing Investments
Schedule 10.3	-	Existing Indebtedness
Schedule 10.21	-	Post-Closing Deliveries

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 29, 2015, by and among DIVERSIFIED RESTAURANT HOLDINGS, INC., a Nevada corporation (“Holdings”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF HOLDINGS AND EACH OTHER SUBSIDIARY OF HOLDINGS WHO SHALL BECOME A PARTY HERETO PURSUANT TO A BORROWER JOINDER AGREEMENT (each, a “Borrower” and, collectively, the “Borrowers”), each lender from time to time part hereto (each, a “Lender” and, collectively, the “Lenders”) and CITIZENS BANK, NATIONAL ASSOCIATION, as Administrative Agent and LC Issuer.
WHEREAS, the Borrowers party thereto (the “Existing Borrowers”), the lenders party thereto (the “Existing Lenders”) and the Administrative Agent entered into an Amended and Restated Credit Agreement dated as of December 16, 2014 (as amended prior to the date hereof, the “Existing Credit Agreement”), pursuant to which the Existing Lenders have made available to the Existing Borrowers a term loan facility, a revolving credit facility and a development loan facility;
WHEREAS, Holdings has entered into an Unlimited Guaranty dated as of December 16, 2014 (as amended prior to the date hereof, the “Existing Holdings Guaranty”), pursuant to which Holdings guaranteed, among other things, all obligations arising under, or related to, the Existing Credit Agreement; and
WHEREAS, the Borrowers have requested that the Administrative Agent, the Lenders and the LC Issuer consolidate, amend and restate each of the Existing Credit Agreement and the Existing Holdings Guaranty as set forth herein;
NOW, THEREFORE, the Borrowers, the Administrative Agent, the Lenders and the LC Issuer, subject to the terms and conditions set forth herein, hereby consolidate, amend and restate each of the Existing Credit Agreement and the Existing Holdings Guaranty and agree as follows:

ARTICLE I
DEFINITIONS
SECTION 1.1    Amendment and Restatement. In order to facilitate the amendment and restatement contemplated by this Agreement and otherwise to effectuate the desires of Holdings, the Borrowers, the Administrative Agent, the LC Issuer and the Lenders agree that:
(a)    Simultaneously with the Closing Date and after giving effect to any assignments on the Closing Date from Existing Lenders who elect not to become Lenders under this Agreement, the parties hereby agree that:
(i)    the Term Loan Commitments and Term Loan Percentages shall be as set forth on Schedule 1.1(a), and the outstanding principal amount of the Term Loan, the Line Advances and Swingline Loans (as each such term is defined in the Existing Credit Agreement) under the Existing Credit Agreement shall be consolidated and reallocated as outstanding Term Loans hereunder in accordance with such Term Loan Percentages and the requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by an Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee;

(ii)    the Revolving Credit Commitments and Revolving Credit Commitment Percentages shall be as set forth on Schedule 1.1(b), and the outstanding principal amount of Revolver Advances (as defined in the Existing Credit Agreement), if any, under the Existing Credit Agreement shall be reallocated as Revolving Credit Loans hereunder in accordance with the Revolving Credit Commitment Percentages and all requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by an Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee; and
(iii)    the Development Commitments and Development Commitment Percentages shall be as set forth on Schedule 1.1(c), and the outstanding principal amount of Line Advances and Swingline Loans (as each such term is defined in the Existing Agreement), if any, under the Existing Credit Agreement shall be reallocated as outstanding Term Loans hereunder as set forth in the foregoing clause (i) and all requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by an Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement, but without the payment of any related assignment fee.
(b)    The parties hereto hereby consent to all assignments, reallocations and other changes with respect to the Commitments, Loans and Commitment Percentages effected pursuant to Section 1.1(a) and, subject to Article VII, waive any requirement for any other document or instrument, including any Assignment and Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement or any Assignment and Assumption hereunder, necessary to give effect to any such assignments, reallocations or other changes. On the Closing Date the applicable Lenders shall make full cash settlement with one another, as the Administrative Agent may direct or approve, with respect to all assignments, reallocations and other changes in Commitments and outstanding Loans contemplated by this Section 1.1, such that after giving effect to such settlements each Lender shall have funded its applicable Commitment Percentage of the outstanding amount of all Loans.
(c)    The parties hereto hereby agree that upon the effectiveness of this Agreement, the terms and provisions of each of the Existing Credit Agreement and the Existing Holdings Guaranty which in any manner govern or evidence the obligations arising hereunder, the rights and interests of the Administrative Agent, the LC Issuer and the other Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of each of the Existing Credit Agreement and the Existing Holdings Guaranty, except as otherwise expressly provided herein, shall be superseded by this Agreement.
(d)    Notwithstanding this amendment and restatement of the Existing Credit Agreement and the Existing Holdings Guaranty (including anything in this Section 1.1) and the amendment and restatement of any related “Loan Document” (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (i) all of the indebtedness, liabilities and obligations owing by the Existing Borrowers, Holdings, any other Loan Party or any other Person under the Existing Credit Agreement and the other Existing Loan Documents (as so amended and restated) shall continue as obligations hereunder and thereunder, as the case may be, and shall be and remain secured by the Collateral Documents; and (ii) this Agreement and the other Loan Documents amended and restated herewith are given as renewals, extensions, modifications, amendments and substitutions of, and not as a novation, discharge, termination or payment of, the indebtedness, liabilities and obligations of the Existing

Borrowers, Holdings and the other Loan Parties under the Existing Credit Agreement or any Existing Loan Document, and neither the execution and delivery of this Agreement nor the consummation of any other transaction contemplated hereunder is intended to constitute a novation, discharge, termination or payment of the Existing Credit Agreement or of any of the other Existing Loan Documents or any obligations thereunder.
SECTION 1.2    Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
“Acquisition” means (a) the acquisition of a Controlling Equity Interest in another Person, whether by purchase of such Equity Interest, the exercise of an option or warrant for, or conversion of securities into, such Equity Interest, or otherwise, in each case causing any Person to become a Subsidiary, (b) the acquisition of (i) the assets of another Person (other than a Person that is a Subsidiary) which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person or (ii) any restaurant of another Person (other than a Person that is a Subsidiary); provided that this clause (b) shall not include the construction of a new restaurant or entering into a lease for the purpose of the development of a new restaurant, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that a Person that is a Subsidiary (after giving effect to such merger, consolidation or other combination) is the surviving entity.
“Administrative Agent” means Citizens, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.6.
“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 14.1(c).
“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agreement” means this Second Amended and Restated Credit Agreement.
“Applicable Excess Cash Flow Percentage” means, for any Fiscal Year, (a) 50% if the Consolidated Lease-Adjusted Leverage Ratio as of the end of such Fiscal Year is greater than or equal to 5.00 to 1.00, (b) 25% if the Consolidated Lease-Adjusted Leverage Ratio as of the end of such Fiscal Year is less than 5.00 to 1.00 but greater than or equal to 4.00 to 1.00 and (c) 0% if the Consolidated Lease-Adjusted Leverage Ratio as of the end of such fiscal year is less than 4.00 to 1.00.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means the corresponding percentages per annum as set forth below based on the Consolidated Lease-Adjusted Leverage Ratio:

Pricing Level	Consolidated Lease-Adjusted Leverage Ratio	LIBOR Loans / Letter of Credit Commissions	Base Rate Loans
I	Greater than or equal to 5.00 to 1.00	3.50%	2.50%
II	Greater than or equal to 4.50 to 1.00, but less than 5.00 to 1.00	3.25%	2.25%
III	Greater than or equal to 4.00 to 1.00, but less than 4.50 to 1.00	2.75%	1.75%
IV	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00	2.50%	1.50%
V	Less than 3.50 to 1.00	2.25%	1.25%

The Applicable Margin shall be determined and adjusted quarterly on the fifth Business Day after each date the Borrowing Agent provides a Compliance Certificate required by Section 9.2(a) for the most recently ended Fiscal Quarter or Fiscal Year, as the case may be (each such date a Compliance Certificate is delivered, an “Interest Determination Date”); provided that (a) the Applicable Margin shall be based on Pricing Level I until the first Business Day after the Interest Determination Date for the first full Fiscal Quarter ending after the Closing Date and, thereafter the Pricing Level shall be determined by reference to the Consolidated Lease-Adjusted Leverage Ratio as of the last day of the most recently ended Fiscal Quarter or Fiscal Year, as the case may be, preceding the applicable Interest Determination Date, and (b) if the Borrowing Agent fails to provide the Compliance Certificate when due as required by Section 9.2(a) for the most recently ended Fiscal Quarter or Fiscal Year, as the case may be, the Applicable Margin from the date such Compliance Certificate was required to be delivered pursuant to Section 9.2(a) shall be based on Pricing Level I until the fifth Business Day after the date an appropriate Compliance Certificate is provided, on which date the Pricing Level shall be determined by reference to the Consolidated Lease-Adjusted Leverage Ratio as of the last day of the Four Quarter Period referred to in such Compliance Certificate. The applicable Pricing Level shall be effective from the fifth Business Day immediately following one Interest Determination Date until the fifth Business Day immediately following the next Interest Determination Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.
Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 9.1 or 9.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrowing Agent shall immediately deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Lease-Adjusted Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrowers, jointly and severally, shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 6.5. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 6.2(c) and 11.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, Citizens and BMO Capital Markets, in their capacities as joint lead arrangers under the Credit Facility.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 14.10), and accepted by the Administrative Agent, in substantially the form attached as Exhibit F or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Bagger Dave’s Legendary Burger Tavern Restaurant” means any Bagger Dave’s Legendary Burger Tavern restaurant operated by any Loan Party or any Subsidiary.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) except during any period of time during which a notice delivered to the Borrowing Agent under Section 6.9(b) shall remain in effect, LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR.
“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 6.2(a).
“Baseline Financial Statements” means the audited consolidated balance sheet of Holdings and its Subsidiaries for the Fiscal Year ended December 28, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such Fiscal Year of Holdings and its Subsidiaries, including the notes thereto.
“BD Development Advance” means Development Loans the proceeds of which are used to finance the costs of leasehold improvements and/or equipment associated with the development or renovation/remodeling of a Bagger Dave’s Legendary Burger Tavern Restaurant.
“Borrower” and “Borrowers” have the respective meanings assigned thereto in the introductory paragraph of this Agreement.
“Borrower Joinder Agreement” means a Borrower Joinder Agreement substantially in the form attached as Exhibit H.
“Borrower Materials” has the meaning assigned thereto in Section 9.2.

“Borrowing Agent” means Holdings in its capacity as borrowing agent hereunder.
“Buffalo Wild Wings” means Buffalo Wild Wings International, Inc., an Ohio corporation, and its Subsidiaries.
“Buffalo Wild Wings Restaurant” means any Buffalo Wild Wings restaurant operated by any Loan Party or any Subsidiary.
“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts and New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.
“BWW Development Advance” means Development Loans the proceeds of which are used to finance the costs of leasehold improvements and/or equipment associated with the development or renovation/remodeling of a Buffalo Wild Wings Restaurant.
“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).
“Capital Lease” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateralize” means, to pledge and deposit with, or deliver to the Administrative Agent, or directly to the LC Issuer (with notice thereof to the Administrative Agent), for the benefit of one or more of the LC Issuer or the Lenders, as collateral for LC Obligations or obligations of the Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and the LC Issuer shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the LC Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalent” means each of the following: (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one year from the date of acquisition thereof; (b) commercial paper maturing no more than one year from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s; (c) certificates of deposit maturing no more than one year from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency; provided that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank; or (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables), electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent, or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement.
“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.
“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.
“Change in Control” means any event or series of events by which:
(a)     T. Michael Ansley ceases to maintain the power, directly or indirectly, to control more than 20% of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings;
(b)     any Loan Party ceases to be a wholly-owned Subsidiary of Holdings (except in connection with a transaction permitted under this Agreement);
(c)     any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than T. Michael Ansley becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 20% of the Equity Interests of Holdings entitled to vote in the election of members of the board of directors (or equivalent governing body) of Holdings; or
(d)     T. Michael Ansley shall cease to hold office as or perform the day-to-day duties of the President of Holdings, unless, prior to such event, Holdings shall have retained a replacement officer in place of such individual who is acceptable to the Required Lenders.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Citizens” means Citizens Bank, National Association, a national banking association.
“Closing Date” means the date of this Agreement.
“Closing Date Acquisition” means the Acquisition provided for in the Closing Date Acquisition Agreement.
“Closing Date Acquisition Agreement” means the Asset Purchase Agreement dated as of May 13, 2015 by and among Holdings, AMC Wings, Inc., the Seller and the equity owners of the Seller party thereto.
“Closing Date Acquisition Documents” mean the Closing Date Acquisition Agreement and all other material documents executed between or among the Loan Parties, the Seller and/or any equity owners of the Seller in connection with the Closing Date Acquisition.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Collateral Documents.
“Collateral Documents” means, collectively, the Security Agreement, the Pledge Agreement, each Mortgage and all other agreements (including control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or any other Person shall grant or convey to the Administrative Agent for the benefit of the Secured Parties a Lien in, or any other Person shall acknowledge any such Lien in, property as security for all or any portion of the Secured Obligations or any other obligation under any Loan Document.
“Commitment Fees” has the meaning assigned thereto in Section 6.4(a)(ii).
“Commitment Percentage” means, as to any Lender, such Lender’s Development Commitment Percentage, DF Term Loan Percentage, Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.
“Commitments” means, collectively, as to all Lenders, the Development Commitments, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a certificate of a Responsible Officer of the Borrowing Agent substantially in the form attached as Exhibit E.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Debt Service Coverage Ratio” means, with respect to the Consolidated Group on a consolidated basis, as of any date of determination, the ratio of (a) the remainder of (i) Consolidated EBITDA for the Four-Quarter Period ended on or most recently prior to such date, minus (ii) the aggregate amount of federal, state, local and foreign income taxes paid in cash during such Four-Quarter Period, minus (iii) the greater of (A) $10,000 per Restaurant and (B) the aggregate amount of all Maintenance Capital Expenditures of the Consolidated Group during such Four-Quarter Period, minus (iv) Distributions made by Holdings during such Four-Quarter Period to (b) the sum of (i) Consolidated Interest Expense for such Four-Quarter Period, plus (ii) scheduled principal payments of Consolidated Funded Indebtedness made or required to be made during such Four-Quarter Period.
“Consolidated EBITDA” means, with respect to the Consolidated Group for any period, an amount equal to the sum of (a) Consolidated Net Income for such period, plus (b) the following to the extent deducted in arriving at Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) the provision for federal, state, local and foreign income taxes (and franchise tax in the nature of income tax), (iii) depreciation and amortization expense, (iv) Pre-Opening Expense, (v) non-cash stock compensation charges, (vi) other non-cash items reducing Consolidated Net Income that do not represent a cash item in such period or any future period, (vii) reasonable out of pocket costs and expenses incurred by the Loan Parties in connection with the Transactions; provided that the aggregate amount of such costs and expenses added back pursuant to this clause (vii) during the term of this Agreement shall not exceed $1,800,000, (viii) nonrecurring expenses; provided that the aggregate amount of such expenses added back pursuant to this clause (viii) during any Four-Quarter Period shall not exceed $500,000 and (ix) extraordinary losses, minus (c) the following to the extent included in arriving at Consolidated Net Income for such period, (i) federal, state, local and foreign income tax credits, (ii) all non-cash items increasing Consolidated Net Income for such period, (iii) cash capital gains and (iv) nonrecurring and extraordinary gains; provided that, solely for the purpose of calculating the Consolidated Lease-Adjusted Leverage Ratio, with respect to each Fiscal Quarter set forth on Schedule 1.1(d), the Consolidated EBITDA for such Fiscal Quarter shall be deemed to be increased by the amount set forth opposite such Fiscal Quarter on such Schedule to account for the contribution to Consolidated EBITDA prior to the Closing Date by the Restaurants acquired pursuant to the Closing Date Acquisition.
“Consolidated EBITDAR” means, with respect to the Consolidated Group for any period, an amount equal to the sum of Consolidated EBITDA for such period plus Consolidated Third Party Rent during such period.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Consolidated Group on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) the maximum amount available to be drawn under issued and outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), to the extent such obligations would be required to be set forth on a balance sheet in accordance with GAAP, (e) all Attributable Indebtedness, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than any Loan Party or any Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which a Loan Party or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Loan Party or such Subsidiary.
“Consolidated Group” means, collectively, Holdings and its Subsidiaries.
“Consolidated Interest Expense” means, with respect to the Consolidated Group on a consolidated basis in accordance with GAAP, for any period, the gross interest expense, including (a) the current amortized portion of all fees, charges and commissions (including fees payable in respect of any Hedge Agreement)

payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (b) the portion of any payments made in connection with Capital Leases allocable to interest expense.
“Consolidated Lease-Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date minus the New Unit Adjustment, if any, for all New Units as of such date plus the product of (i) Consolidated Third Party Rent during the Four-Quarter Period ended on or most recently prior to such date of determination times (ii) eight (8) to (b) Consolidated EBITDAR for such Four-Quarter Period.
“Consolidated Net Income” means, for any period, the net income (or loss) of the Consolidated Group for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Third Party Rent” means, with respect to the Consolidated Group on a consolidated basis, for any period, the aggregate amount of operating lease expense paid or required to have been paid during such period; provided that, solely for the purpose of calculating the Consolidated Lease-Adjusted Leverage Ratio, with respect to each Fiscal Quarter set forth on Schedule 1.1(d), the Consolidated Third Party Rent for such Fiscal Quarter shall be deemed to be increased by the amount set forth opposite such Fiscal Quarter on such Schedule to account for the contribution to Consolidated Third Party Rent prior to the Closing Date by the Restaurants acquired pursuant to the Closing Date Acquisition.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Facility” means, collectively, the Development Facility, the Revolving Credit Facility, the Term Loan Facility, the DF Term Loan Facility and the LC Facility.
“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Loan Party or any of their respective Subsidiaries.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any of the events specified in Section 11.1 which constitute an Event of Default or which, with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.
“Defaulting Lender” means, subject to Section 6.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans or participations in LC Obligations required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowing Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the LC Issuer or any Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrowing Agent, the Administrative Agent or the LC Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrowing Agent, to confirm in writing to the Administrative Agent and the Borrowing Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowing Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 6.15(b)) upon delivery of written notice of such determination to the Borrowing Agent, the LC Issuer and each Lender.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Development Commitment” means (a) as to any Development Lender, the obligation of such Development Lender to make Development Loans to the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Development Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof and to convert its outstanding Development Loans to DF Term Loans on each Development Facility Conversion Date and (b) as to all Development Lenders, the aggregate commitment of all Development Lenders to make Development Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof and to convert outstanding Development Loans to DF Term Loans on each Development Facility Conversion Date. The aggregate Development Commitment of all the Development Lenders on the Closing Date shall be $30,000,000 and the Development Commitment of each Development Lender on the Closing Date is set forth on Schedule 1.1(c).
“Development Commitment Percentage” means, with respect to any Development Lender at any time, the percentage of the total Development Commitments of all the Development Lenders represented by such Development Lender’s Development Commitment. If the Development Commitments have terminated or expired, the Development Commitment Percentages shall be determined based upon the Development Commitments most recently in effect, giving effect to any assignments.
“Development Costs” means, with respect to any acquisition, development or renovation/remodeling of a Unit Location, as of the date of the borrowing of a Development Loan with respect to such location, the hard and soft cost of acquisition, development and renovation/remodeling of such Unit Location, including the cash consideration incurred in such acquisition, construction costs and related capital expenditures to be paid by any Loan Party, but excluding all Pre-Opening Expense.
“Development Costs Certificate” means a certificate of a Responsible Officer of the Borrowing Agent substantially in the form attached as Exhibit I.
“Development Exposure” means, as to any Development Lender at any time, the aggregate principal amount at such time of its outstanding Developments Loans at such time.
“Development Facility” means the line of credit facility established pursuant to Article V.
“Development Facility Conversion Date” means each of (a) the date that is the first anniversary of the Closing Date and (b) the Development Facility Maturity Date; provided that if the Development Facility is fully drawn prior to the occurrence of the Development Facility Maturity Date, the date on which the Development Facility is fully drawn shall be deemed to be a Development Facility Conversion Date.
“Development Facility Maturity Date” means the earliest to occur of (a) June 29, 2017, (b) the date of termination of the entire Development Commitment by the Borrowers pursuant to Section 5.4, or (c) the date of termination of the Development Commitment pursuant to Section 11.2(a).
“Development Facility Commitment Fee” has the meaning assigned thereto in Section 6.4(a)(ii).
“Development Lenders” means, collectively, all of the Lenders with a Development Commitment and/or DF Term Loans.
“Development Loan” means any line of credit loan made to the Borrowers pursuant to Section 5.1, and all such line of credit loans collectively as the context requires.
“DF Term Loan” has the meaning assigned thereto in Section 5.3.
“DF Term Loan Facility” means the term loan facility established pursuant to Section 5.3 upon the conversion of Development Loans on any Development Facility Conversion Date.
“DF Term Loan Maturity Date” means the first to occur of (a) June 29, 2020, or (b) the date of acceleration of the DF Term Loans pursuant to Section 11.2(a).
“DF Term Loan Percentage” means, with respect to any Development Lender at any time, the percentage of the total outstanding principal balance of the DF Term Loans represented by the outstanding principal balance of such Development Lender’s DF Term Loans.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Distributions” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof), or any option, warrant or other right to acquire any such dividend or other distribution or payment.
“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States of America.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 14.10(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 14.10(b)(iii)).
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of public health or the environment, including requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any Subsidiary thereof directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.
“Equity Issuance” means (a) any issuance by Holdings of shares of its Equity Interests to any Person that is not a Loan Party (including in connection with the exercise of options or warrants or the conversion of any debt securities to equity) and (b) any capital contribution from any Person that is not a Loan Party into any Loan Party or any Subsidiary thereof. The term “Equity Issuance” shall not include any Disposition or any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a reportable event described in Section 4043(c) of ERISA with respect to a Pension Plan, unless the 30-day notice requirement has been waived pursuant to the applicable regulations; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (i) a failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.
“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
“Event of Default” means any of the events specified in Section 11.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.
“Excess Cash Flow” means, for Holdings and its Subsidiaries on a consolidated basis, in accordance with GAAP for any Fiscal Year:
(a)    the sum, without duplication, of (i) Consolidated Net Income for such Fiscal Year, (ii) an amount equal to the amount of all non-cash charges to the extent deducted in determining Consolidated Net Income for such Fiscal Year and (iii) decreases in Working Capital for such Fiscal Year, minus
(b)    the sum, without duplication, of (i) the aggregate amount of (A) cash actually paid by Holdings and its Subsidiaries during such Fiscal Year on account of Capital Expenditures and Acquisitions permitted under this Agreement (other than any amounts that were committed during a prior Fiscal Year to the extent such amounts reduced Excess Cash Flow in such prior Fiscal Year per clause (b)(i)(B) below) and (B) cash committed during such Fiscal Year to be used to make Capital Expenditures or Acquisitions permitted under this Agreement which in either case have been actually made or consummated or for which a binding agreement exists as of the time of determination of Excess Cash Flow for such Fiscal Year (in each case under this clause (i) other than to the extent any such Capital Expenditure or Acquisition is made or is expected to be made with the proceeds of Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA), (ii) the aggregate amount of all scheduled principal payments or repayments of Indebtedness (other than mandatory prepayments of Loans) made by Holdings and its Subsidiaries during such Fiscal Year, but only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness, (iii) an amount equal to the amount of all non-cash credits to the extent included in determining Consolidated Net Income for such Fiscal Year and (iv) increases to Working Capital for such Fiscal Year.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14.22, Section 25 of the Subsidiary Guaranty Agreement and any other “keepwell, support or other agreement” for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guarantee of such Loan Party, or a grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Asset” means (a) any lease, license or contract to which any member of the Consolidated Group is a party, or any license, consent, permit, variance, certification, authorization or approval of any Governmental Authority (or any person acting on behalf of a Governmental Authority) of which any member of the Consolidated Group is the owner or beneficiary, or any of its rights or interests thereunder, if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, invalidation or unenforceability of the right, title or interest of such member therein or (ii) a breach or termination pursuant to the terms of, or a default under, such lease, license or contract or such license, consent, permit, variance, certification, authorization or approval (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity), (b) any equipment, inventory or real property owned by any member of the Consolidated Group on the date hereof or hereafter acquired that is subject to a purchase money Lien or a Lien securing a Capital Lease Obligation permitted to be incurred hereunder if the contract or other agreement (or the documentation providing for such purchase money obligation or Capital Lease obligation) in which such Lien is granted validly prohibits the creation of any other Lien on such equipment, inventory or real property, or (c) any Equity Interest owned by any member of the Consolidated Group in any Person that is its Subsidiary to the extent that any Franchise Document with Buffalo Wild Wings validly prohibits the creation of a Lien on such Equity Interest.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 6.13(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 6.12, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 6.12(g) and (d) any United States federal withholding Taxes imposed under FATCA.
“Existing Borrowers” has the meaning assigned thereto in the recitals at the beginning of this Agreement.
“Existing Credit Agreement” has the meaning assigned thereto in the recitals at the beginning of this Agreement.
“Existing Lenders” has the meaning assigned thereto in the recitals at the beginning of this Agreement.
“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the LC Obligations then outstanding, (iii) the aggregate principal amount of all Development Loans made by such Lender then outstanding, (iv) the aggregate principal amount of all DF Term Loans made by such Lender then outstanding, and (v) the aggregate principal amount of the Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.
“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) all Commitments have terminated, (b) all Secured Obligations have been paid in full (other than (x) contingent indemnification obligations not then due thereunder and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and the LC Issuer have been made).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day (or, if such day is not a Business Day, for the immediately preceding Business Day), as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means, collectively, (a) the separate engagement letter agreement dated May 14, 2015 between certain of the Loan Parties and Citizens, in its capacities as an Arranger and Administrative Agent, and (b) any other separate fee letter agreement between one or more Loan Parties and an Arranger.
“First Tier Foreign Subsidiary” means, at any date of determination, a Foreign Subsidiary in which one or more Loan Parties owns directly more than 50%, in the aggregate, of the Equity Interests of such Subsidiary.
“Fiscal Quarter” means any fiscal quarter of Holdings (including the last fiscal quarter) occurring during any Fiscal Year.
“Fiscal Year” means the fiscal year of Holdings ending on the last Sunday in December of each calendar year.
“Four-Quarter Period” means a period of four consecutive Fiscal Quarters taken together as one accounting period.
“Foreign Lender” means (a) if a Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if a Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Franchise Documents” means, collectively, all franchise agreements, development agreements, license agreements or related agreements (or assignments of such agreements to a Loan Party) by and between the Franchisor and any Loan Party or any other Subsidiary, which agreements relate to any of the Restaurants.
“Franchisor” means Buffalo Wild Wings.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the LC Issuer, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding LC Obligations, other than such LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means, collectively, (a) Holdings, (b) the Subsidiary Guarantors and (c) with respect to the payment and performance of all Swap Obligations, each Borrower.
“Guaranty” means the Guarantee of Holdings set forth in Article XIII.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.
“Hazardous Materials Indemnity Agreement” means the Consolidated, Amended and Restated Hazardous Materials Indemnity Agreement of even date herewith made by each Loan Party in favor of the Administrative Agent, for the benefit of the Secured Parties.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Loan Party permitted under Article X, is a Lender, an Affiliate of a Lender, the Administrative Agent or an Affiliate of the Administrative Agent or (b) at the time it (or its Affiliate) becomes a Lender (including on the Closing Date), is a party to a Hedge Agreement with a Loan Party, in each case in its capacity as a party to such Hedge Agreement.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Holdings” has the meaning assigned thereto in the introductory paragraph of this Agreement.
“Inactive Subsidiaries” means, collectively, (a) each Subsidiary identified on Schedule 8.12 on the Closing Date as being an “Inactive Subsidiary” and (b) each Person that becomes a Subsidiary after the Closing Date and is not required to become a Loan Party as a result of the provisions of Section 9.12(c), in the case of clauses (a) and (b), so long as such Subsidiary has not become a Loan Party (and delivered all of the relevant documentation in connection therewith) in accordance with Section 9.12.
“Incurrence Test” means, with respect to any borrowing of Development Loans pursuant to Section 5.1, (i) no Default or Event of Default shall have occurred and be continuing or result from such borrowing and (ii) the Consolidated Lease-Adjusted Leverage Ratio determined as of the date of such borrowing and after giving effect thereto is not greater than 0.25 less than the maximum Consolidated Lease-Adjusted Leverage Ratio allowed under Section 10.17(a) as of such date.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Hedge Agreement;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business not more than ninety (90) days past due);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)    Capital Leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests of such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be the Hedge Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Interest Determination Date” has the meaning assigned thereto in the definition of Applicable Margin.
“Interest Period” has the meaning assigned thereto in Section 6.2(b).
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.
“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.
“LC Issuer” means, with respect to Letters of Credit issued hereunder, Citizens, in its capacity as issuer thereof, or any successor thereto.
“LC Commitment” means the lesser of (a) $1,000,000 and (b) the Revolving Credit Commitment.
“LC Facility” means the letter of credit facility established pursuant to Article III.
“LC Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“LC Participants” means the collective reference to all the Revolving Credit Lenders.
“Lease” means (and the correlative phrase “Leased” refers to) each and all operating and capital leases or sub-leases of real or personal property, or both, relating to a Unit Location or to the operations of any Loan Party and its Subsidiaries of Restaurants at the Unit Locations, including those leases and sub-leases for all real property leased by any Loan Party as of the Closing Date and listed on Schedule 8.8.
“Leased Real Estate Support Documents” means, with respect to any Unit Location which is leased or sub-leased to a Loan Party pursuant to a Lease, landlord agreements, consents and/or waivers, environmental reports, environmental questionnaires, flood hazard certifications, evidence of flood insurance, if required, and such other mortgage-related documents as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent.
“Lender” has the meaning assigned thereto in the introductory paragraph of this Agreement and, as the context requires.
“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.
“Letter of Credit Application” means an application, in the form specified by the LC Issuer from time to time, requesting the LC Issuer to issue a Letter of Credit.
“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1.
“LIBOR” means,
(a)    for any Interest Period with respect to a LIBOR Rate Loan, the rate of interest per annum equal to the London Interbank Offered Rate as determined by the ICE Benchmark Administration (or any successor administrator of such rate) for deposits in Dollars for a period equal to such Interest Period at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of such Interest Period; and
(b)    for any interest rate calculation with respect to a Base Rate Loan on any date of determination, the rate of interest per annum equal to the London Interbank Offered Rate as determined by the ICE Benchmark Administration (or any successor administrator of such rate) for deposits in Dollars for a period equal to one month (commencing on the date of determination of such interest rate) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to such date of determination.
If, for any reason, the Administrative Agent cannot determine such offered rate by the ICE Benchmark Administration (or any successor administrator of LIBOR rates), for purposes of either of the foregoing clauses (a) or (b), the Administrative Agent may, in its discretion, select a replacement index based on the arithmetic mean of the quotations, if any, of the interbank offered rate by first class banks in London or New York for deposits in comparable amounts and maturities. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“LIBOR Rate” means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

Notwithstanding the foregoing, if the LIBOR Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 6.2(a).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).
“Loan Documents” means, collectively, this Agreement, the Notes, the Letter of Credit Applications, the Subsidiary Guaranty Agreement, the Collateral Documents, the Fee Letters, the Hazardous Materials Indemnity Agreement, the Borrower Joinder Agreements and each other document, instrument, certificate and agreement executed and delivered by any Loan Party or any of its Subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).
“Loan Parties” means, collectively, Holdings, the Borrowers and the Subsidiary Guarantors.
“Loans” means the collective reference to the Revolving Credit Loans, the Development Loans, the DF Term Loans and the Term Loans, and “Loan” means any of such Loans.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Maintenance Capital Expenditures” means Capital Expenditures made in connection with the replacement, substitution, restoration or repair of existing assets. For the avoidance of doubt, Maintenance Capital Expenditures shall not include Capital Expenditures made in connection with an acquisition of new assets that seeks to expand existing operational capacities as opposed to any such acquisition that seeks to replace or substitute existing assets to maintain existing operational capacities.
“Material Adverse Effect” means, with respect to Holdings and its Subsidiaries, a material adverse effect on (a) the business, operations, properties, assets or condition (financial or otherwise) of Holdings and its Subsidiaries, taken as a whole, (b) a material impairment of the ability of any such Person to perform its obligations under the Loan Documents to which it is a party, (c) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (d) an impairment of the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the Fronting Exposure of the LC Issuer with respect to all Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the LC Issuer in their sole discretion.

“Moody’s” means Moody’s Investors Service, Inc.
“Mortgages” means the collective reference to each mortgage, deed of trust or other real property security document, encumbering any real property now or hereafter owned by any Loan Party, in each case, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Loan Party in favor of the Administrative Agent, for the ratable benefit of the Secured Parties.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Loan Parties and their respective Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Loan Parties and their respective Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Loan Parties and their respective Subsidiaries, and the amount of any reserves established by the Loan Parties and their respective Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the Borrowers), and (iv) with respect to any Disposition, any funded escrow established pursuant to the documents evidencing any such Disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such Disposition (provided that to the extent that any amounts are released from such escrow to a Loan Party or a Subsidiary thereof, such amounts, net of any related expenses, shall constitute Net Cash Proceeds).
“New Unit” means, as of any date of determination, any Restaurant (other than any Restaurant acquired pursuant to the Closing Date Acquisition) that has not yet been in operation or that has been in operation for less than twelve (12) months.
“New Unit Adjustment” means, with respect to any New Unit, (a) 1 minus (the number of full calendar months such New Unit has been open for business divided by twelve) times (b) Consolidated Funded Indebtedness incurred to finance the acquisition or development of such New Unit.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 14.2 and (ii) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Notes” has the meaning assigned thereto in Section 6.6(a).

“Notice of Account Designation” has the meaning assigned thereto in Section 2.2(b).
“Notice of Borrowing” has the meaning assigned thereto in Section 2.2(a).
“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 6.3.
“Notice of Prepayment” has the meaning assigned thereto in Section 2.3(c).
“NPL” means the National Priorities List under CERCLA.
“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the LC Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Loan Parties and each of their respective Subsidiaries to the Lenders, the LC Issuer or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Law, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 6.13).
“Owned Real Estate Support Documents” means, with respect to any Unit Location which is owned by a Loan Party in fee simple, such mortgagee title insurance policies in amounts and with endorsements satisfactory to the Administrative Agent (which may be in the form of a mark-up or a pro forma of the title commitments but which nevertheless represent presently effective and enforceable title insurance), surveys, environmental database searches, environmental assessment reports, environmental questionnaires, flood hazard certifications, evidence of flood insurance, if required, and other mortgage-related documents, in each case, as the Administrative Agent may reasonably request and in form and substance reasonably satisfactory to the Administrative Agent.
“Participant” has the meaning assigned thereto in Section 14.10(d).
“Participant Register” has the meaning assigned thereto in Section 14.10(d).
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.
“Pension Act” means the Pension Protection Act of 2006, as amended from time to time.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Liens” means the Liens permitted pursuant to Section 10.1.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including any Pension Plan) maintained for the employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning assigned thereto in Section 9.2.
“Pledge Agreement” means the Consolidated, Amended and Restated Pledge Agreement of even date herewith made by certain Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by execution and delivery of Pledge Joinder Agreements or Pledge Agreement Supplements.
“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Loan Party to the Administrative Agent pursuant to Section 9.13 or otherwise.
“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Borrower or a Subsidiary to the Administrative Agent pursuant to Section 9.13 or otherwise.

“Pre-Opening Expense” means that portion of the operating expense for a New Unit attributable to the period prior to the opening of such New Unit.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Public Lenders” has the meaning assigned thereto in Section 9.2.
“Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Real Estate Advance” means any Development Loan the proceeds of which are used to finance the costs of acquiring a fee simple interest in any real estate on which the Loan Parties will operate a Restaurant.
“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) the LC Issuer, as applicable.
“Recovery Event” means the receipt by any Loan Party or any Subsidiary of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective assets or property.
“Register” has the meaning assigned thereto in Section 14.10(c).
“Reimbursement Obligation” means the obligation of the Borrowers to reimburse the LC Issuer pursuant to Section 3.5 for amounts drawn under Letters of Credit.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time, Lenders representing more than 50% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by Holdings and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Restaurant” means any Buffalo Wild Wings Restaurant or Bagger Dave’s Legendary Burger Tavern Restaurant.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in LC Obligations for the account of, the Borrowers hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans and to purchase participations in LC Obligations, as such amount may be modified at any time or from time to time pursuant to the terms hereof. The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date shall be $5,000,000 and the Revolving Credit Commitment of each Revolving Credit Lender on the Closing Date is set forth on Schedule 1.1(b).
“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in LC Obligations at such time.
“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II.
“Revolving Credit Facility Commitment Fee” has the meaning assigned thereto in Section 6.4(a)(i).
“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.
“Revolving Credit Loan” means any revolving loan made to the Borrowers pursuant to Section 2.1, and all such revolving loans collectively as the context requires.
“Revolving Credit Maturity Date” means the earliest to occur of (a) June 29, 2020, (b) the date of termination of the entire Revolving Credit Commitment by the Borrowers pursuant to Section 2.4, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 11.2(a).
“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; plus (b) with respect to any LC Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit with respect to LC Obligations occurring on such date and any other changes in the aggregate amount of the LC Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Sale Leaseback Transaction” has the meaning assigned thereto in Section 10.12.

“Sanction(s)” means any sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Loan Party and any Cash Management Bank.
“Secured Hedge Agreement” means any Hedge Agreement between or among any Loan Party and any Hedge Bank.
“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Loan Party under (i) any Secured Hedge Agreement and (ii) any Secured Cash Management Agreement; provided that the “Secured Obligations” of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the LC Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.
“Security Agreement” means the Second Amended and Restated Security Agreement of even date herewith made by each Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by execution and delivery of Security Joinder Agreements.
“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Subsidiary to the Administrative Agent pursuant to Section 9.12 or otherwise.
“Seller” means A Sure Wing, L.L.C., a Missouri limited liability company.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 14.22 or Section 25 of the Subsidiary Guaranty Agreement, as applicable).

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of Holdings.
“Subsidiary Guarantors” means, collectively or individually as the context may indicate, each Subsidiary who from time to time becomes a party to the Subsidiary Guaranty Agreement.
“Subsidiary Guaranty Agreement” means the Consolidated, Amended and Restated Subsidiary Guaranty Agreement of even date herewith made by each Subsidiary Guarantor in favor of the Administrative Agent for the benefit of the Secured Parties, as supplemented from time to time by execution and delivery of Subsidiary Guaranty Joinder Agreements.
“Subsidiary Guaranty Joinder Agreement” means each Subsidiary Guaranty Joinder Agreement, substantially in the form thereof attached to the Subsidiary Guaranty Agreement, executed and delivered by a Subsidiary to the Administrative Agent pursuant to Section 9.12 or otherwise.
“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.
“Term Loan Commitment” means (a) as to any Lender, the obligation of such Lender to make a Term Loan for the account of the Borrowers hereunder (and to continue a portion of the outstanding Term Loan, Line Advances and Swingline Loans under (and each as defined in) the Existing Credit Agreement, as described in Section 4.1) on the Closing Date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make (and continue) such Term Loans. The aggregate Term Loan Commitment of all Lenders on the Closing Date shall be $120,000,000 and the Term Loan Commitment of each Term Loan Lender on the Closing Date is set forth on Schedule 1.1(a).
“Term Loan Facility” means the term loan facility established pursuant to Article IV.
“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means the first to occur of (a) June 29, 2020, or (b) the date of acceleration of the Term Loans pursuant to Section 11.2(a).
“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.
“Term Loans” means the term loan made, or to be made, to the Borrowers (and the outstanding Term Loan, Line Advances and Swingline Loans under (and each as defined in) the Existing Credit Agreement continued) by the Term Loan Lenders pursuant to Section 4.1.
“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure, outstanding Development Loans outstanding DF Term Loans and outstanding Term Loans of such Lender at such time.
“Transactions” means, collectively, (a) the Closing Date Acquisition, (b) the execution and delivery of the Loan Documents and the initial Extensions of Credit thereunder and (c) the payment of fees, commissions and expenses incurred in connection with the foregoing.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“Unit Locations” means, collectively, the property comprising the Restaurant locations identified as such on Schedule 8.8 and the property comprising any new Restaurant locations acquired after the Closing Date as permitted under this Agreement.
“United States” means the United States of America.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 6.12(g).
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Working Capital” means, for Holdings and its Subsidiaries on a consolidated basis and calculated in accordance with GAAP, as of any date of determination, the excess of (a) current assets (other than cash and cash equivalents and taxes and deferred taxes) over (b) current liabilities, excluding, without duplication, (i) the current portion of any long-term Indebtedness, (ii) outstanding Revolving Credit Loans, (iii) the current portion of current taxes and deferred income taxes and (iv) the current portion of accrued Consolidated Interest Expense.
SECTION 1.3    Rules of Interpretation; Other Definitions.
(a)    Rules of Interpretation. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”,

“hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement or any other Loan Document are for convenience only, and neither limit nor amplify the provisions of this Agreement or any other Loan Document.
(b)    Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the Baseline Financial Statements, except as otherwise specifically prescribed herein (including as prescribed by Section 14.9). Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(c)    UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
SECTION 1.4    Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
SECTION 1.5    References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.6    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
SECTION 1.7    Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

ARTICLE II
REVOLVING CREDIT FACILITY

SECTION 2.1    Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans to the Borrowers from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrowing Agent in accordance with the terms of Section 2.2; provided that (a) the Revolving Credit Outstandings shall not at any time exceed the Revolving Credit Commitment and (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.
SECTION 2.2    Procedure for Advances of Revolving Credit Loans.
(d)    Requests for Borrowing. The Borrowing Agent shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit A (a “Notice of Borrowing”) not later than 2:00 p.m. (i) at least one (1) Business Day before each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof, (C) whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto and (E) the Borrower requesting the Revolving Credit Loans. A Notice of Borrowing received after 2:00 p.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.
(e)    Disbursement of Revolving Credit Loans. Not later than 1:00 p.m. on the proposed borrowing date, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the applicable Borrower identified in the most recent notice substantially in the form attached as Exhibit B (a “Notice of

Account Designation”) delivered by the Borrowing Agent to the Administrative Agent or as may be otherwise agreed upon by the Borrowing Agent and the Administrative Agent from time to time. Subject to Section 6.8, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan.
SECTION 2.3    Repayment and Prepayment of Revolving Credit Loans.
(a)    Repayment. The Borrowers, jointly and severally, hereby agree to repay the outstanding principal amount of all Revolving Credit Loans in full on the Revolving Credit Maturity Date, together with all accrued but unpaid interest thereon.
(b)    Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrowers, jointly and severally, hereby agree to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Revolving Credit Loans and second, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 11.2(b)). In addition to the foregoing, the Revolving Credit Loans shall also be subject to the mandatory prepayment provisions of Section 6.1.

(c)    Optional Prepayments. The Borrowers may at any time and from time to time prepay Revolving Credit Loans, in whole or in part, with irrevocable prior written notice from the Borrowing Agent to the Administrative Agent substantially in the form attached as Exhibit C (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $250,000 or a whole multiple of $250,000 in excess thereof (or the remaining outstanding principal amount). A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day.
(d)    Clean-Up Period. The Borrowers shall cause the outstanding principal balance of the Revolving Credit Loans to be $0 for at least ninety (90) consecutive days during each twelve (12) month period while the Revolving Credit Facility is in effect, commencing with the first twelve (12) month period measured from the Closing Date.
(e)    Breakage Costs for LIBOR Rate Loans. Each repayment or prepayment shall be accompanied by any amount required to be paid pursuant to Section 6.10.
SECTION 2.4    Permanent Reduction of the Revolving Credit Commitment.
(a)    Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice from the Borrowing Agent to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time, or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or a whole multiple of $250,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Revolving Credit Facility Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination.
(b)    Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans and LC Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrowers shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 11.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all LC Obligations) and shall result in the termination of the Revolving Credit Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 6.10.
SECTION 2.5    Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

ARTICLE III
LETTER OF CREDIT FACILITY
SECTION 3.1    LC Commitment.
(f)    Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including Section 7.2(d), and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), the LC Issuer agrees to issue standby letters of credit (the “Letters of Credit”) at the request of the Borrowing Agent on any Business Day from the Closing Date through but not including the thirtieth (30th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by the LC Issuer; provided that the LC Issuer shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the LC Obligations would exceed the LC Commitment or (b) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000 (or such lesser amount as agreed to by the LC Issuer and the Administrative Agent), (ii) be a standby letter of credit issued to support obligations of any Borrower or any of their respective Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit, which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to ISP98, as set forth in the Letter of Credit Application or as determined by the LC Issuer and, to the extent not inconsistent therewith, the laws of the State of New York. The LC Issuer shall not at any time be obligated to issue any Letter of Credit hereunder if (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Issuer from issuing such Letter of Credit, or any Applicable Law applicable to the LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Issuer shall prohibit, or request that the LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the LC Issuer with respect to letters of credit generally or such Letter of Credit in particular any restriction or reserve or capital requirement (for which the LC Issuer is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known as of the Closing Date and that the LC Issuer in good faith deems material to it, or (B) the conditions set forth in Section 7.2 are not satisfied. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.
(g)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 6.14 and Section 6.15.
SECTION 3.2    Procedure for Issuance of Letters of Credit. The Borrowing Agent may from time to time request that the LC Issuer issue a Letter of Credit by delivering to the LC Issuer at its applicable office (with a copy to the Administrative Agent) a Letter of Credit Application therefor, completed to the satisfaction of the LC Issuer, and such other certificates, documents and other papers and information as the LC Issuer and the Administrative Agent may request. Upon receipt of any Letter of Credit Application, the LC Issuer shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VII, promptly issue the Letter of Credit requested thereby (but in no event shall the LC Issuer be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the LC Issuer and the Borrowing Agent. The LC Issuer shall promptly furnish to the Borrowing Agent and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.
SECTION 3.3    Commissions and Other Charges.
(c)    Letter of Credit Commissions. Subject to Section 6.15(a)(iii)(B), the Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the LC Issuer and the LC Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the LC Issuer and the LC Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.
(d)    Issuance Fee. In addition to the foregoing commission, the Borrowers, jointly and severally, shall pay to directly to the LC Issuer, an issuance fee with respect to each Letter of Credit at a rate of 0.125% per annum, in each case computed on the daily amount available to be drawn under such Letter of Credit. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the LC Issuer.

(e)    Other Costs. In addition to the foregoing fees and commissions, the Borrowers, jointly and severally, shall pay or reimburse the LC Issuer for such normal and customary fees, costs, charges and expenses as are incurred or charged by the LC Issuer in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.
SECTION 3.4    LC Participations.
(a)    The LC Issuer irrevocably agrees to grant and hereby grants to each LC Participant, and, to induce the LC Issuer to issue Letters of Credit hereunder, each LC Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the LC Issuer, on the terms and conditions hereinafter stated, for such LC Participant’s own account and risk an undivided interest equal to such LC Participant’s Revolving Credit Commitment Percentage in the LC Issuer’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the LC Issuer thereunder. Each LC Participant unconditionally and irrevocably agrees with the LC Issuer that, if a draft is paid under any Letter of Credit for which the LC Issuer is not reimbursed in full by the Borrowers through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such LC Participant shall pay to the LC Issuer upon demand at the LC Issuer’s address for notices specified herein an amount equal to such LC Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.
(b)    Upon becoming aware of any amount required to be paid by any LC Participant to the LC Issuer pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the LC Issuer under any Letter of Credit, the LC Issuer shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each LC Participant (with a copy to the LC Issuer) of the amount and due date of such required payment and such LC Participant shall pay to the Administrative Agent (which, in turn shall pay the LC Issuer) the amount specified on the applicable due date. If any such amount is paid to the LC Issuer after the date such payment is due, such LC Participant shall pay to the LC Issuer on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the LC Issuer, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the LC Issuer with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the LC Issuer of the unreimbursed amounts described in this Section, if the LC Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.
(c)    Whenever, at any time after the LC Issuer has made payment under any Letter of Credit and has received from any LC Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, the LC Issuer receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise), or any payment of interest on account thereof, the LC Issuer will distribute to such LC Participant its pro rata share thereof; provided that in the event that any such payment received by the LC Issuer shall be required to be returned by the LC Issuer, such LC Participant shall return to the LC Issuer the portion thereof previously distributed by the LC Issuer to it.
(d)    Each LC Participant’s obligation to make the Revolving Credit Loans referred to in Section  3.4(b) and to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or any Borrower may have against the LC Issuer, any

Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or the failure to satisfy any of the other conditions specified in Article VII, (iii) any adverse change in the condition (financial or otherwise) of any Loan Party, (iv) any breach of this Agreement or any other Loan Document by any Loan Party or any other Revolving Credit Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
SECTION 3.5    Reimbursement Obligation of the Borrowers. In the event of any drawing under any Letter of Credit, the Borrowers, jointly and severally, agree to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the LC Issuer on each date on which the LC Issuer notifies the Borrowing Agent of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the LC Issuer in connection with such payment. Unless the Borrowing Agent shall immediately notify the LC Issuer that the Borrowers intend to reimburse the LC Issuer for such drawing from other sources or funds, the Borrowing Agent shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan as a Base Rate Loan on the applicable repayment date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the LC Issuer in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse the LC Issuer for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse the LC Issuer for any draft paid under a Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including non-satisfaction of the conditions set forth in Section 2.2(a) or Article VII. If the Borrowers have elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the LC Issuer as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.
SECTION 3.6    Obligations Absolute. Each Borrower’s obligations under this Article III (including the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which any Borrower may have or have had against the LC Issuer or any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees that the LC Issuer and the LC Participants shall not be responsible for, and each Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the LC Issuer’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. Each Borrower agrees that any action taken or omitted by the LC Issuer under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on each Borrower and shall not result in any liability of the LC Issuer or any LC Participant to any Borrower. The responsibility of the LC Issuer to any Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of

Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.
SECTION 3.7    Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
SECTION 3.8    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrowers, jointly and severally, shall be obligated to reimburse, or to cause the applicable Subsidiary to reimburse, the LC Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of any Subsidiary inures to the benefit of such Borrower and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

ARTICLE IV
TERM LOAN FACILITY

SECTION 4.1    Term Loan. Pursuant to the Existing Credit Agreement, certain of the Lenders party hereto made a Term Loan (as defined in the Existing Credit Agreement) to the Existing Borrowers and made Line Advances and Swingline Loans to the Existing Borrowers (each as defined in the Existing Credit Agreement) (such Term Loan, Line Advances and Swingline Loans being collectively referred to as the “Existing Term Loans”). Immediately prior to the Closing Date, the aggregate outstanding principal amount of the Existing Term Loans is $65,319,717.69. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, on the Closing Date, (i) each Existing Term Loan shall continue as a Term Loan hereunder, and (ii) each Term Loan Lender severally agrees to make a Term Loan to the Borrowers in an amount equal to its Term Loan Percentage of $ $54,680,282.31 (collectively, the “Additional Term Loans”), so that, after giving effect to such Additional Term Loans on the Closing Date, the aggregate outstanding principal amount of the Term Loans shall be $120,000,000. Each Term Loan Lender severally agrees that as of the Closing Date, after giving effect to the reallocations and assignments described in Section 1.1(a), each Term Loan Lender shall hold that portion of the Term Loans set forth on Schedule 1.1(a). No amount of the Term Loans repaid or prepaid may be reborrowed. Term Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.
SECTION 4.2    Procedure for Advance of Term Loans. The Borrowing Agent shall give the Administrative Agent an irrevocable Notice of Borrowing prior to 11:00 a.m. on the Closing Date requesting that the Term Loan Lenders make the Additional Term Loan and continue the Existing Term Loans as a Base Rate Loan on such date (provided that the Borrowers may request, no later than three (3) Business Days prior to the Closing Date, that the Lenders make the Additional Term Loan and continue the Existing Term Loans as a LIBOR Rate Loan if the Borrowing Agent has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 6.10). Upon receipt of such Notice of Borrowing from the Borrowing Agent, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Not later than 1:00 p.m. on the Closing Date, each Term Loan Lender will make available to the Administrative Agent for the account of the Borrowers, at the Administrative Agent’s Office in immediately available funds, the amount of the Additional Term Loan to be made by such Term Loan Lender on the Closing Date. Any Existing Term Loan continued as part of the Term Loan pursuant to Section 4.1 has already been funded. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of the Additional Term Loans in immediately available funds by wire transfer to such Person or Persons as may be designated by the Borrowing Agent in writing.
SECTION 4.3    Repayment of Term Loans.
(e)    Term Loan. The Borrowers shall repay the aggregate outstanding principal amount of the Term Loans in consecutive monthly installments as set forth on Schedule 4.3(a), except as the amounts of individual installments may be adjusted pursuant to Section 4.4 or 6.1. If not sooner paid, the Term Loan shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.
(f)    Breakage Costs for LIBOR Rate Loans. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 6.10.
SECTION 4.4    Prepayments of Term Loans.
(a)    Optional Prepayments. The Borrowers shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery by the Borrowing Agent to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $250,000 or a whole multiple of $250,000 in excess thereof (or the remaining outstanding principal amount) and shall be applied to the outstanding principal installments of the Term Loan in inverse order of maturity. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment.
(b)    Mandatory Prepayments. The Term Loans shall be subject to the mandatory prepayment provisions of Section 6.1.
(c)    Breakage Costs for LIBOR Rate Loans. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 6.10.

ARTICLE V
DEVELOPMENT FACILITY AND DF TERM LOAN FACILITY

SECTION 5.1    Development Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Development Lender severally agrees to make Development Loans to the Borrowers from time to time from the Closing Date to, but not including, the Development Facility Maturity Date as requested by the Borrowing Agent in accordance with the terms of Section 5.2; provided that (a) on the date of any such borrowing of Development Loans, the Borrowers have demonstrated compliance with the Incurrence Test, (b) the aggregate outstanding principal amount of all Development Loans shall not at any time exceed the Development Commitment and (c) the Development Exposure of any Development Lender shall not at any time exceed such Development Lender’s Development Commitment. Each Development Loan by a Development Lender shall be in a principal amount equal to such Development Lender’s Development Commitment Percentage of the aggregate principal amount of Development Loans requested on such occasion. Amounts borrowed under this Section 5.1 and repaid or prepaid may not be reborrowed. Notwithstanding anything in this Agreement to the contrary, (i) the aggregate principal amount of all Development Loans made on any borrowing date shall be limited to an amount equal to (A) in the case of any BD Development Advance, 70% of the Development Costs then due and payable and set forth in the Development Costs Certificate delivered in connection with the request for such BD Development Advance, (B) in the case of any BWW Development Advance, 80% of the Development Costs then due and payable and set forth in the Development Costs Certificate delivered in connection with the request for such BWW Development Advance and (C) in the case of any Real Estate Advance, 80% of the lesser of (1) the appraised value of (as determined by the Administrative Agent), or (2) the actual cost of the acquisition of (as set forth in the Development Costs Certificate delivered in connection with the request for such Real Estate Advance), the fee simple interest in any real estate on which the Loan Parties will operate a Restaurant, (ii) the aggregate principal amount of all BD Development Advances made under this Agreement shall not exceed an amount equal to $15,000,000 and (iii) any Development Loans the proceeds of which are used to pay for materials shall be conditioned on such materials being stored on site or at another suitable location in the Administrative Agent’s reasonable judgment and the Administrative Agent’s receipt of adequate proof that the Loan Parties have absolute title thereto and sufficient insurance thereon.
SECTION 5.2    Procedure for Advances of Development Loans.
(g)    Requests for Borrowing. The Borrowing Agent shall give the Administrative Agent irrevocable Notice of Borrowing not later than (i) 2:00 p.m. at least one (1) Business Day before each Base Rate Loan and (ii) 2:00 p.m. at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be in an aggregate principal amount of $75,000 or a whole multiple of $10,000 in excess thereof, (C) whether such Development Loans are to be a BD Development Advance, a BWW Development Advance or a Real Estate Advance, (D) whether such Development Loans are to be LIBOR Rate Loans or Base Rate Loans, (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto and (F) the Borrower requesting the Development Loans. A Notice of Borrowing received after 2:00 p.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Development Lenders of each Notice of Borrowing.
(h)    Disbursement of Development Loans. Not later than 1:00 p.m. on the proposed borrowing date, each Development Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Development Lender’s Development Commitment Percentage of the Development Loans to be made on such borrowing date. Each Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the applicable Borrower identified in the most recent Notice of Account Designation delivered by the Borrowing Agent to the Administrative Agent or as may be otherwise agreed upon by the Borrowing Agent and the Administrative Agent from time to time. Subject to Section 6.8, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Development Loan requested pursuant to this Section to the extent that any Development Lender has not made available to the Administrative Agent its Development Commitment Percentage of such Loan.
SECTION 5.3    Conversion of Development Loans to DF Term Loans; Reduction of Development Commitments. On each Development Facility Conversion Date, each Development Lender severally agrees that its then outstanding Development Loans shall automatically be converted into a single term loan (each such term loan, a “DF Term Loan”) of such Lender having an original principal amount equal to the aggregate outstanding principal amount (immediately prior to conversion) of such Lender’s Development Loans so converted. On each Development Line Conversion Date, the Development

Commitments shall be automatically and permanently reduced by an amount equal to the aggregate principal amount of Development Loans converted to DF Term Loans on such date, with such reduction being applied to the Development Commitment of each Lender according to its Development Commitment Percentage. Unless the Borrowing Agent shall have delivered a Notice of Borrowing not later than 2:00 p.m., three (3) Business Days before the applicable Development Facility Conversion Date indicating that one or more of the DF Term Loans should initially constitute LIBOR Rate Loans, upon conversion, each DF Term Loan shall be a Base Rate Loan. The Borrowers shall promptly (but in any event within 3 Business Days) following each Development Facility Conversation Date pay any amount required to be paid pursuant to Section 6.10 as a result of the conversion of Development Loans into DF Term Loans. Amounts repaid or prepaid with respect to DF Term Loans may not be reborrowed.
SECTION 5.4    Repayment and Prepayment of Development Loans and DF Term Loans.
(a)    Repayment.
(i)    To the extent not converted to DF Term Loans pursuant to Section 5.3, the Borrowers hereby agree to repay the outstanding principal amount of all Development Loans in full on the Development Facility Maturity Date, together with all accrued but unpaid interest thereon.
(ii)    With respect to the DF Term Loans, within thirty (30) days following each Development Facility Conversion Date, the Administrative Agent shall calculate and deliver to the Development Lenders and the Borrowing Agent an amortization schedule with respect to the DF Term Loans created on such date providing for monthly “straight line” amortization of principal over a 12-year amortization period. The Borrowers shall repay the aggregate outstanding principal amount of the DF Term Loans in consecutive monthly installments as set forth in each such amortization schedule, except as the amounts of individual installments may be adjusted pursuant to Section 5.4(b), 5.4(c) or 6.1. If not sooner paid, the DF Term Loans shall be paid in full, together with accrued interest thereon, on the DF Term Loan Maturity Date.
(b)    Mandatory Prepayments. If at any time the aggregate outstanding principal amount of all Development Loans exceeds the Development Commitment, the Borrowers agree to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Development Lenders, Extensions of Credit in an amount equal to such excess. In addition to the foregoing, the Development Loans and the DF Term Loans shall also be subject to the mandatory prepayment provisions of Section 6.1.
(c)    Optional Prepayments. The Borrowers may at any time and from time to time prepay Development Loans or DF Term Loans, in whole or in part, upon delivery by the Borrowing Agent to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such Notice of Prepayment, the Administrative Agent shall promptly notify each Development Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $250,000 or a whole multiple of $250,000 in excess thereof (or the remaining outstanding principal amount), and, in the case of DF Term Loans, shall be applied to the outstanding principal installments thereof in inverse order of maturity. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day.

(d)    Breakage Costs for LIBOR Rate Loans. Each repayment or prepayment shall be accompanied by any amount required to be paid pursuant to Section 6.10.
SECTION 5.5    Permanent Reduction of the Development Commitment.
(a)    Voluntary Reduction. The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice from the Borrowing Agent to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Development Commitment at any time, or (ii) portions of the Development Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or a whole multiple of $250,000 in excess thereof. Any reduction of the Development Commitment shall be applied to the Development Commitment of each Development Lender according to its Development Commitment Percentage. All Development Facility Commitment Fees accrued until the effective date of any termination of the Development Commitment shall be paid on the effective date of such termination.
(b)    Mandatory Reduction. On each date on which the repayment or prepayment of Development Loans occurs, the Development Commitment shall be automatically and permanently reduced by an amount equal to the aggregate amount of Development Loans repaid or prepaid on such date.
(c)    Corresponding Payment. Each permanent reduction permitted or required pursuant to this Section 5.5 shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Development Loans after such reduction to the Development Commitment as so reduced. Any reduction of the Development Commitment to zero shall be accompanied by payment of all outstanding Development Loans and shall result in the termination of the Development Commitment and the Development Facility (except to the extent of any outstanding DF Term Loans). If the reduction of the Development Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 6.10.
SECTION 5.6    Termination of Development Facility. The Development Facility and the Development Commitments shall terminate on the Development Facility Maturity Date.

ARTICLE VI
GENERAL LOAN PROVISIONS
SECTION 6.1    Mandatory Prepayments.
(i)    Dispositions. The Borrowers, jointly and severally, shall make mandatory principal prepayments of the Loans in the manner set forth in subsection (f) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Disposition (other than any Disposition permitted pursuant to, and in accordance with, Section 10.5(a) through (f)). Any prepayment required by this subsection (a) shall be made within one (1) Business Day after the date of receipt by any Loan Party or any Subsidiary of the proceeds of any such Disposition; provided that, so long as no Default has occurred and is continuing and within 180 days of the receipt of such Net Cash Proceeds the Borrowing Agent has delivered a certificate to the Administrative Agent certifying that the Borrowers intend to reinvest such Net Cash Proceeds as contemplated by this subsection (a), no prepayment shall be required under this subsection (a) to the extent that such Net Cash Proceeds are reinvested within 365 days after receipt of such Net Cash Proceeds in assets used or useful in the business of the Borrowers and their respective Subsidiaries and as to which the Administrative Agent, for the benefit of the Secured Parties, has a first priority perfected Lien (to the extent the Administrative Agent, for the benefit of the Secured Parties, had a perfected Lien in the assets subject to such Disposition); provided further that any portion of the Net Cash Proceeds not actually reinvested within such 365-day period shall be prepaid in accordance with this subsection (a) on or before the last day of such 365-day period.
(j)    Debt Issuances. The Borrowers, jointly and severally, shall make mandatory principal prepayments of the Loans in the manner set forth in subsection (f) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 10.3. Any prepayment required by this subsection (b) shall be made immediately upon receipt by any Loan Party or any Subsidiary of the proceeds of any such Debt Issuance.
(k)    Equity Issuances. The Borrowers, jointly and severally, shall make mandatory principal prepayments of the Loans in the manner set forth in subsection (f) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Equity Issuance other than the exercise price on stock options issued as part of employee compensation; provided that, so long as on the date of receipt of such Net Cash Proceeds no Default has occurred and is continuing and the Consolidated Lease-Adjusted Leverage Ratio is less than 4.50 to 1.00 determined as of such date, no prepayment under this subsection (c) shall be required with respect to such Equity Issuance; provided further that, notwithstanding the foregoing, the amount of any prepayment required pursuant to this subsection (c) shall be limited to an amount sufficient to result in a Consolidated Lease Adjusted Leverage Ratio of less than 4.50 to 1.00 determined as of such date of prepayment and after giving effect thereto. Any prepayment required by this subsection (c) shall be made immediately upon receipt by any Loan Party or any Subsidiary of the proceeds of any such Equity Issuance.
(l)    Recovery Events. The Borrowers, jointly and severally, shall make mandatory principal prepayments of the Loans in the manner set forth in subsection (f) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Recovery Event. Any prepayment required by this subsection (d) shall be made within one (1) Business Day after the date of receipt by any Loan Party or any Subsidiary of Net Cash Proceeds of any such Recovery Event; provided that, so long as no Default has occurred and is continuing and within 180 days of the receipt of such Net Cash Proceeds the Borrowing Agent has delivered a certificate to the Administrative Agent certifying that the Borrowers intend to apply such Net Cash Proceeds to replacement or repair as contemplated by this subsection (d), no prepayment shall be required under this subsection (d) to the extent that such Net Cash Proceeds are applied to the replacement or repair of the assets which were lost, damaged or destroyed as a result of the Recovery Event within 365 days after receipt of such Net Cash Proceeds; provided further that any portion of the Net Cash Proceeds not actually applied to such replacement or repair within such 365-day period shall be prepaid in accordance with this subsection (d) on or before the last day of such 365-day period.
(m)    Excess Cash Flow. After the end of each Fiscal Year (commencing with the Fiscal Year ending on or about December 31, 2016), within five (5) Business Days after the earlier to occur of (i) the delivery of the financial statements and related Compliance Certificate for such Fiscal Year and (ii) the date on which the financial statements and the related Compliance Certificate for such Fiscal Year are required to be delivered pursuant to Section 9.1(a) and Section 9.2(a), the Borrowers, jointly and severally, shall make mandatory principal prepayments of the Loans in the manner set forth in subsection (f) below in an amount equal to (A) the Applicable Excess Cash Flow Percentage times Excess Cash Flow for such Fiscal Year minus (B) the aggregate amount of all optional prepayments of any Term Loan during such Fiscal Year, solely to the extent that such prepayments are not funded with the incurrence of any Indebtedness, any Equity Issuance, any casualty proceeds, any condemnation proceeds or any other proceeds that would not be included in Consolidated EBITDA.

(n)    Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under subsection (a) through and including (e) above, the Borrowing Agent shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: first, ratably to reduce the remaining scheduled principal installments of the Term Loans and the DF Term Loans in inverse order of maturity pursuant to Section 4.3 and 5.4(a)(ii), as the case may be, and, second, to prepay the outstanding principal amount of the Development Loans. For the avoidance of doubt, no prepayment required hereby will constitute a waiver of any Default arising as a result of the occurrence of any transaction contemplated by this Section 6.1 and not permitted under this Agreement.
SECTION 6.2    Interest.
(d)    Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrowers, Loans shall bear interest at (i) the Base Rate plus the Applicable Margin or (ii) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Borrowing Agent has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 6.10). The Borrowing Agent shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 6.3. Any Loan or any portion thereof as to which the Borrowing Agent has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan (it being understood, however, that the Borrowing Agent may submit a Notice of Borrowing or a Notice of Conversion/Continuation indicating that certain LIBOR Rate Loans be continued at the end of the applicable Interest Period with respect thereto for successive Interest Periods of the same duration until the Borrowing Agent otherwise notifies the Administrative Agent in accordance with Section 6.3).
(e)    Interest Periods. In connection with each LIBOR Rate Loan, the Borrowing Agent, by giving notice at the times described in Section 2.2, 5.2 or 6.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1) week (in the case of the Development Loans only) or one (1), two (2) three (3), or six (6) months; provided that:
(i)    the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;
(ii)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;
(iii)    any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(iv)    no Interest Period shall extend beyond the Development Facility Maturity Date, the Revolving Credit Maturity Date, the DF Term Loan Maturity Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrowing Agent so as to permit the Borrowers to make the monthly principal installment payments pursuant to Section 4.3 or 5.4(a) without payment of any amounts pursuant to Section 6.10; and
(v)    there shall be no more than six (6) Interest Periods (or such greater number as may be approved by the Administrative Agent) in effect at any time.
(f)    Default Rate. Subject to Section 11.3, (i) immediately upon the occurrence and during the continuance of an Event of Default under Section 11.1(a), (b), (h) or (i), or (ii) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, (A) the Borrowers (including the Borrowing Agent) shall no longer have the option to request LIBOR Rate Loans or Letters of Credit, (B) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin but it shall be determined at Pricing Level I) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin but it shall be determined at Pricing Level I) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin but it shall be determined at Pricing Level I) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against any Loan Party of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.
(g)    Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the second Business Day of each calendar month commencing August 4, 2015; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).
(h)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest Applicable Margin, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrowers (through the Borrowing Agent) any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that no Borrower pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by such Borrower under Applicable Law.
SECTION 6.3    Notice and Manner of Conversion or Continuation of Loans. Provided that no Default has occurred and is then continuing, the Borrowers shall have the option to (a) convert at any time all or any portion of any outstanding Base Rate Loans in a principal amount equal to $100,000 or any whole multiple of $50,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $100,000 or a whole multiple of $50,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowing Agent shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. If the Borrowing Agent fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan; provided that, notwithstanding the foregoing, the Borrowing Agent may submit a Notice of Borrowing or a Notice of Conversion/Continuation indicating that certain LIBOR Rate Loans be continued at the end of the applicable Interest Period with respect thereto for successive Interest Periods of the same duration until the Borrowing Agent otherwise notifies the Administrative Agent in accordance with the terms of this Section 6.3. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.
SECTION 6.4    Fees.
(d)    Commitment Fees.
(i)    Commencing on the Closing Date, subject to Section 6.15(a)(iii)(A), the Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Revolving Credit Facility Commitment Fee”) at a rate per annum equal to 0.25% on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any). The Revolving Credit Facility Commitment Fee shall be payable in arrears on the first Business Day of each April, July, October and January during the term of this Agreement commencing October 1, 2015 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized in accordance with the terms hereof) and the Revolving Credit Commitment has been terminated. The Revolving Credit Facility Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.
(ii)    Commencing on the Closing Date, subject to Section 6.15(a)(iii)(A), the Borrowers, jointly and severally, shall pay to the Administrative Agent, for the account of the Development Lenders, a non-refundable commitment fee (the “Development Facility Commitment Fee” and together with the Revolving Credit Facility Commitment Fee, collectively, the “Commitment Fees”) at a rate per annum equal to 0.25% on the average daily unused portion of the Development

Commitment of the Development Lenders (other than the Defaulting Lenders, if any). The Development Facility Commitment Fee shall be payable in arrears on the first Business Day of each April, July, October and January during the term of this Agreement commencing October 1, 2015 and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Development Facility shall have been indefeasibly and irrevocably paid and satisfied in full and the Development Commitment has been terminated. The Development Facility Commitment Fee shall be distributed by the Administrative Agent to the Development Lenders (other than any Defaulting Lender) pro rata in accordance with such Development Lenders’ respective Development Commitment Percentages.
(e)    Other Fees. Holdings and the Borrowers, jointly and severally, shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the applicable Fee Letter. The Borrowers, jointly and severally, shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.
SECTION 6.5    Manner of Payment.
(a)    Sharing of Payments. Each payment by any Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after 1:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the LC Issuer’s fees or LC Participants’ commissions shall be made in like manner, but for the account of the LC Issuer or the LC Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 6.10, 6.11, 6.12 or 14.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 6.2(b)(ii), if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.
(b)    Defaulting Lenders. Notwithstanding the foregoing clause (a), if there exists a Defaulting Lender each payment by any Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 6.15(a)(ii).
SECTION 6.6    Evidence of Indebtedness.
(a)    Extensions of Credit. The Extensions of Credit made by each Lender and the LC Issuer shall be evidenced by one or more accounts or records maintained by such Lender or the LC Issuer and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the LC Issuer shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or the LC Issuer to the Borrowers and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or the LC Issuer and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) one or more promissory notes (each such promissory note, a “Note”), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
(b)    Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender or Development Lender, as the case may be, in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
SECTION 6.7    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 6.10, 6.11, 6.12 or 14.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(iii)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(iv)    the provisions of this paragraph shall not be construed to apply to (A) any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 6.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant, other than to Holdings, any Borrower or any of their respective Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
SECTION 6.8    Administrative Agent’s Clawback.
(a)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.2(b), 4.2 and 5.2(b) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by any Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(b)    Payments by the Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowing Agent prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the LC Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the LC Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the LC Issuer, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the LC Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(c)    Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.
SECTION 6.9    Changed Circumstances.
(a)    Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the

LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined with reference to LIBOR or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrowing Agent. Thereafter, until the Administrative Agent notifies the Borrowing Agent that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined with reference to LIBOR and the right of any Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR shall be suspended, and (i) in the case of LIBOR Rate Loans, the Borrowers shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 6.2(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period; or (ii) in the case of Base Rate Loans as to which the interest rate is determined by reference to LIBOR, the Borrowers shall convert the then outstanding principal amount of each such Loan to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR as of the last day of such Interest Period.
(b)    Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowing Agent and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowing Agent that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans or Base Rate Loans as to which the interest rate is determined by reference to LIBOR, and the right of any Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan or a Base Rate Loan as to which the interest rate is determined by reference to LIBOR shall be suspended and thereafter the Borrowers may select only Base Rate Loans as to which the interest rate is not determined by reference to LIBOR hereunder, (ii) all Base Rate Loans shall cease to be determined by reference to LIBOR and (iii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan as to which the interest rate is not determined by reference to LIBOR for the remainder of such Interest Period.
SECTION 6.10    Indemnity. Each Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by any Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of any Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowing Agent through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.
SECTION 6.11    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the LC Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender, the LC Issuer or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the LC Issuer or other Recipient, the Borrowers shall promptly pay to any such Lender, the LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the LC Issuer determines that any Change in Law affecting such Lender or the LC Issuer or any lending office of such Lender or such Lender’s or the LC Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or the LC Issuer’s capital or on the capital of such Lender’s or the LC Issuer’s holding company, if any, as a consequence of this Agreement, any Commitment of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the LC Issuer, to a level below that which such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the LC Issuer’s policies and the policies of such Lender’s or the LC Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such LC Issuer the Borrowers shall promptly pay to such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the LC Issuer or such Lender’s or the LC Issuer’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender, the LC Issuer or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, the LC Issuer, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrowing Agent, shall be conclusive absent manifest error. The Borrowers shall pay such Lender, the LC Issuer or such other Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender, the LC Issuer or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, the LC Issuer’s or such other Recipient’s right to demand such compensation; provided that no Borrower shall be required to compensate any Lender, the LC Issuer or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender, the LC Issuer or such other Recipient, as the case may be, notifies the Borrowing Agent of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, the LC Issuer’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 6.12    Taxes.
(a)    LC Issuer; FATCA. For purposes of this Section 6.12, the term “Lender” includes the LC Issuer, and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by Holdings and the Borrowers. Holdings and the Borrowers shall, jointly and severally, indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowing Agent by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Loan Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 14.10(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 6.12, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrowing Agent and the Administrative Agent, at the time or times reasonably requested by the Borrowing Agent or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowing Agent or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowing Agent or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrowing Agent or the Administrative Agent as will enable the Borrowing Agent or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 6.12(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that any Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Borrowing Agent and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowing Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed originals of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowing Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowing Agent or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the

Borrowing Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowing Agent or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowing Agent or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowing Agent and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 6.12 (including by the payment of additional amounts pursuant to this Section 6.12), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 6.12 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 6.13    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 6.11, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.12, or if any Lender gives a notice pursuant to Section 6.9(b), then such Lender shall, at the request of the Borrowing Agent, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 6.11 or Section 6.12, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 6.11, or if any Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 6.12, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 6.13(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice delivered by the Borrowing Agent to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 14.10), all of its interests, rights (other than its existing rights to payments pursuant to Section 6.11 or Section 6.12) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 14.10;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 6.10) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 6.11 or payments required to be made pursuant to Section 6.12, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
SECTION 6.14    Cash Collateral.
(a)    Certain Credit Support Events. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the LC Issuer (with a copy to the Administrative Agent) the Borrowers shall Cash Collateralize the Fronting Exposure of the LC Issuer with respect to such Defaulting Lender (determined after giving effect to Section 6.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.
(b)    Grant of Security Interest. Each Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the LC Issuer, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of LC Obligations, to be applied pursuant to subsection

(c) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 6.14 or Section 6.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.
(d)    Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of the LC Issuer shall no longer be required to be held as Cash Collateral pursuant to this Section 6.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and the LC Issuer that there exists excess Cash Collateral; provided that, subject to Section 6.15, the Person providing Cash Collateral and the LC Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrowers, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.
SECTION 6.15    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and Section 14.2.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article XI or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 14.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the LC Issuer hereunder; third, to Cash Collateralize the Fronting Exposure of the LC Issuer with respect to such Defaulting Lender in accordance with Section 6.14; fourth, as the Borrowing Agent may request (so long as no Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowing Agent, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the LC Issuer’s future Fronting

Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 6.14; sixth, to the payment of any amounts owing to the Lenders or the LC Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the LC Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 7.2 or Section 7.3 (as applicable) were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the Revolving Credit Facility without giving effect to Section 6.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 6.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 6.14.
(C)    With respect to any letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrowers shall (1) pay to each Non-Defaulting Lender that portion of any such commission otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the LC Issuer the amount of any such commission otherwise payable to such Defaulting Lender to the extent allocable to the LC Issuer’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such commission.
(iv)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in LC Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the LC Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 6.14.
(b)    Defaulting Lender Cure. If the Borrowing Agent, the Administrative Agent and the LC Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 6.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
SECTION 6.16    Borrowing Agent; Joint and Several Liability; Borrowers’ Waivers and Consents.
(a)    Each Borrower hereby directs the Administrative Agent to disburse the proceeds of each Loan as specified by the Borrowing Agent, and such distribution will, in all circumstances, be deemed to be made to, or at the direction of, each Borrower. Each Borrower hereby irrevocably designates, appoints, authorizes and directs the Borrowing Agent to act on behalf of such Borrower for the purposes set forth in this Section 6.16, and to act on behalf of such Borrower for purposes of requesting Loans hereunder and for otherwise giving and receiving notices and certifications under this Agreement or any other Loan Document and otherwise for taking all other action contemplated to be taken by the Borrowing Agent hereunder or under any other Loan Document. Each Borrower further appoints the Borrowing Agent as its agent for any service of process. The Administrative Agent is entitled to rely and act on the instructions of the Borrowing Agent, by and through any Responsible Officer thereof, on behalf of each Borrower. Without limiting the provisions of Section 14.3, each Borrower covenants and agrees to assume joint and several liability for and to protect, indemnify and hold harmless the Administrative Agent and the Lenders from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including attorneys’ fees), which may be incurred by, imposed or asserted against the Administrative Agent or any Lender, howsoever arising or incurred because of, out of or in connection with the disbursements of the Loans in accordance with this Section 6.16; provided that the liability of the Borrowers pursuant to this indemnity shall not extend to any liability, obligation, damage, penalty, claim, cause of action, cost, charge or expense determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or the Lenders. The Borrowing

Agent shall maintain detailed books and records of all disbursements and payments made to each Borrower with respect to proceeds of Loans. Not in any way in limitation of any other provisions set forth herein, such books and records may be reviewed and copied by the Administrative Agent in accordance with any inspection under Section 9.10.
(b)    Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable with each other Borrower for all Loans and all other Obligations, without regard to the identity of the Borrower in whose name any Loan is made or Obligation is incurred.
(c)    The Obligations of each Borrower under this Section 6.16 are independent, and a separate action or actions may be brought and prosecuted against any Borrower whether action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions.
(d)    The Obligations of the Borrowers under this Agreement and the other Loan Documents shall be joint and several, absolute and unconditional irrespective of, and each Borrower hereby expressly waives, to the extent permitted by law, any defense (other than payment, to the extent thereof) to its Secured Obligations under this Agreement and all the other Loan Documents to which it is a party by reason of:
(i)    any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Secured Obligations (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);
(ii)    any action taken in accordance with any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;
(iii)    any acceleration of the maturity of any of the Secured Obligations (whether of such Borrower or of any other Borrower) or of any other obligations or liabilities of any Person under any of the Related Agreements;
(iv)    any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Secured Obligations (whether of such Borrower or of any other Borrower) or for any other obligations or liabilities of any Person under any of the Related Agreements;
(v)    any dissolution of Holdings, any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement, or the combination or consolidation of Holdings, any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of Holdings, any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement;
(vi)    any extension (including extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;
(vii)    the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of any of the Secured Obligations (whether of such Borrower or of any other Borrower);

(viii)    any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including any term pertaining to the payment or performance of any of the Secured Obligations (whether of such Borrower or of any other Borrower) or any of the obligations or liabilities of any party to any other Related Agreement; or
(ix)    any other circumstance whatsoever (with or without notice to or knowledge of any other Borrower) which may or might in any manner or to any extent vary the risks of such Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Secured Obligations.
(e)    Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Secured Obligations, any defense (legal or equitable) or other claim which such Borrower may now or at any time hereafter have against any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Borrower.
(f)    Each Borrower hereby waives to the extent permitted by law notice of the following events or occurrences: (i) the Lenders’ heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of any other Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Secured Obligations, whether pursuant to this Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (ii) presentment, demand, default, non-payment, partial payment and protest; and (iii) any other event, condition, or occurrence described in Section 6.16(d). Each Borrower agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Borrower from its Secured Obligations, and each Borrower hereby consents to each and all of the foregoing events or occurrences.
(g)    Each Borrower hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Borrower (a) of any other Borrower, to the payment in full of the Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), the termination of the Commitments and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the LC Issuer shall have been made), and (b) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Secured Obligations or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Borrower as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Borrower.

(h)    To the extent that any Borrower shall make a payment (each a “Borrower Payment”) of all or any portion of the Secured Obligations, then such Borrower shall be entitled to contribution and indemnification from, and be reimbursed by, the other Borrowers in an amount equal to a fraction of such Borrower Payment, the numerator of which fraction is such other Borrower’s Allocable Amount (as defined below) and the denominator of which is the sum of the Allocable Amounts of all Borrowers. This Section is intended only to define the relative rights of the Borrowers, and nothing set forth in this Section is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts, as and when the same shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents. The Borrowers acknowledge that the rights of contribution, indemnification and reimbursement hereunder shall constitute assets in favor of each Borrower to which such contribution, indemnification and reimbursement is owing. Each Borrower hereby agrees that any right of subrogation, contribution, indemnification or reimbursement of such Borrower shall not be exercised until 93 days shall have elapsed following the payment in full of the Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), the termination of all Commitments and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the LC Issuer shall have been made), without the filing or commencement, by or against Holdings, any Borrower, any Subsidiary Guarantor or any other Person providing collateral for the Secured Obligations, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Person or its assets (and shall be subject and subordinate to the payment in full of the Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made), the termination of all Commitments and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the LC Issuer shall have been made)). If an amount shall be paid to any Borrower on account of such rights at any time on or prior to such 93rd day, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to be credited and applied upon the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. For purposes of this Section 6.16(h), “Allocable Amount” means, as of any date of determination, for a Borrower, the maximum amount of liability that could be asserted against such Borrower under this Agreement with respect to the applicable Borrower Payment without (i) rendering such Borrower “insolvent” within the meaning of Section 101(31) of the Bankruptcy Code or Section 2 of either the Uniform Fraudulent Transfer Act (as in effect in any applicable State, the “UFTA”) or the Uniform Fraudulent Conveyance Act (as in effect in any applicable State, the “UFCA”), (ii) leaving such Borrower with unreasonably small capital, within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code or Section 4 of the UFTA or Section 6 of the UFCA.
(i)    Each Subsidiary that shall at any time execute and deliver to the Administrative Agent a Borrower Joinder Agreement in accordance with Section 9.12(a) shall, upon acceptance thereof by the Administrative Agent, irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Borrower (including for the purpose of the joint and several liability of each Borrower under this Section 6.16), and all references herein and in the other Loan Documents to the Borrowers shall be deemed to include such Person as a Borrower hereunder.

(j)    This Section 6.16 shall survive the termination of the Commitments and the repayment of all Obligations hereunder.

ARTICLE VII
CONDITIONS OF CLOSING AND BORROWING
SECTION 7.1    Conditions to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment of all of the following conditions:
(i)    Documentation. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, each Lender and the LC Issuer, each of the following, duly executed and acknowledged where appropriate by all parties thereto:
(i)    this Agreement, the Subsidiary Guaranty Agreement, the Security Agreement, the Pledge Agreement and the Hazardous Materials Indemnity Agreement;
(ii)    a Note executed by each Borrower in favor of each Lender requesting a Note;
(iii)    a Mortgage with respect to each Unit Location identified on Schedule 8.8 as being subject to a Mortgage on the Closing Date and evidence of the proper recordation of each such Mortgage in the appropriate filing office (or of delivery to the relevant title company for such recordation), together with the Owned Real Estate Support Documents or Leased Real Estate Support Documents, as the case may be, requested by the Administrative Agent with respect to each such Unit Location;
(iv)    opinions of counsel to the Loan Parties;
(v)    specimen signatures certified by an appropriate officer of each Loan Party;
(vi)    Organization Documents and resolutions of the board of directors, or equivalent governing body, of each Loan Party, together with such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions;
(vii)    Uniform Commercial Code lien search results;
(viii)    an agreement from Buffalo Wild Wings in a form substantially similar to the agreement that Buffalo Wild Wings delivered to the Administrative Agent on September 25, 2012 and updated to reflect any necessary changes resulting from the Transactions (or an acceptable amendment to such existing agreement accomplishing the same);
(ix)    a certificate of a Responsible Officer of Holdings attaching true, correct and complete copies of (A) all Franchise Documents, (B) all Leases, (C) all Closing Date Acquisition Documents and (D) all consents and approvals of Governmental Authorities and all material consents and approvals of other third parties (but excluding any authorizing consents and/or resolutions being delivered pursuant to clause (vi) above and any landlord consents which are being delivered pursuant to clause (iii) above) necessary to consummate the Transactions, in each case as in effect on the Closing Date;

(x)    a certificate of a Responsible Officer of Holdings attesting to the satisfaction of the conditions set forth in Section 7.1(c), Section 7.1(d)(ii), Section 7.2(a) and Section 7.2(b) and to the fact that, since December 28, 2014, no event has occurred or condition arisen that, either individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect;
(xi)    a certificate of the chief financial officer of Holdings attesting to the Solvency of each Loan Party, individually, and the Consolidated Group taken as a whole after giving effect to the Transactions and the Indebtedness incurred in connection therewith; and
(xii)    (a) Uniform Commercial Code financing statements suitable in form and substance for filing in all places required by Applicable Law to perfect the Liens of the Administrative Agent under the Collateral Documents as a first priority Lien (subject only to Permitted Liens) as to items of Collateral in which a security interest may be perfected by the filing of financing statements, (b) to the extent pledged pursuant to the Pledge Agreement, certificates representing all of the issued and outstanding Equity interests in Subsidiaries (if any) together with transfer powers executed in blank, and evidence that each Loan Party has delivered such other documents and/or (c) evidence of other actions as may be necessary under Applicable Law to perfect the Liens of the Administrative Agent under the Collateral Documents as a first priority Lien (subject only to Permitted Liens) in and to such other Collateral as the Administrative Agent may reasonably require.
(j)    Insurance. The Administrative Agent shall have received (i) evidence that the insurance coverage required to be maintained by Section 9.7 is in effect and (ii) endorsements naming the Administrative Agent and the Lenders, as additional insureds under all liability insurance policies, and the Administrative Agent, on behalf of the Lenders, as mortgagee or loss payee, as the case may be, under all property insurance policies providing such coverage.
(k)    Closing Date Acquisition. All material consents and approvals required to be obtained from any Governmental Authority or any other Person (including Buffalo Wild Wings) in connection with the Closing Date Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, in each case without the imposition of any burdensome conditions. The Closing Date Acquisition shall have been, or substantially simultaneously with the initial funding of Loans on the Closing Date shall be, consummated in accordance with the Closing Date Acquisition Documents and Applicable Law, without any amendment to or waiver of any material terms or conditions of the Closing Date Acquisition Documents not approved by the Administrative Agent and the Lenders.
(l)    Financial Information.
(i)    Financial Statements. The Administrative Agent shall have received, in form and substance reasonably satisfactory to it, financial statements of the Seller for the fiscal period ending on or about March 31, 2015, prepared by management of the Seller.
(ii)    Financial Covenant. The Administrative Agent will be reasonably satisfied that, as of March 29, 2015 and after giving pro forma effect to the Transactions, the Consolidated Lease-Adjusted Leverage Ratio is not greater than 5.30 to 1.00.
(m)    PATRIOT Act, etc. The Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information (including background checks) requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations, and such documentation and other information shall be satisfactory to the Administrative Agent and the Lenders.

(n)    Notice of Borrowing. The Administrative Agent shall have received from the Borrowing Agent a Notice of Borrowing and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed, in each case in accordance with the terms hereof.
(o)    Fees and Expenses. All documented fees and expenses (including estimated fees and expenses) due to the Lenders, the Arrangers, the Administrative Agent and counsel (including local and special counsel) to Citizens, in its capacities as an Arranger and the Administrative Agent, will have been paid (without prejudice to rights of reimbursement at a later date for any amounts not so invoiced at such time).
Without limiting the generality of the provisions of the last paragraph of Section 12.3, for purposes of determining compliance with the conditions specified in this Section 7.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
SECTION 7.2    Conditions to All Extensions of Credit. The obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or the LC Issuer to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:
(e)    Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and except that for purposes of this Section 7.2(a), the representations and warranties contained in Section 8.5 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 9.1.
(f)    No Existing Default. No Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.
(g)    Notices. The Administrative Agent shall have received a Notice of Borrowing from the Borrowing Agent in accordance with Section 2.2(a), Section 4.2 or Section 5.2, as applicable.
(h)    New Letters of Credit. So long as any Lender is a Defaulting Lender, the LC Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
SECTION 7.3    Conditions to Development Loans. In addition to the conditions set forth in Sections 7.1 and 7.2, the obligations of the Lenders to make any Development Loan are subject to the satisfaction of the following conditions precedent on the relevant borrowing date:
(f)    Material Project Documents. At least ten (10) Business Days prior to requesting any Development Loans for a particular project, the Administrative Agent shall have received all material documents relating to the acquisition, development or renovation/remodeling contemplated by such project

(including acquisition documents, construction documents and project budgets), all of which shall be in form and substance reasonably satisfactory to the Administrative Agent.
(g)    Development Costs Certificate. At least three (3) Business Days prior to the date on which the Lenders are being asked to make Development Loans, the Administrative Agent shall have received from the Borrowing Agent a Development Costs Certificate specifying, in form and detail reasonably satisfactory to the Administrative Agent, the Development Costs as to which such Development Loans are to be applied, which Development Costs shall then be due and payable (and evidenced by invoices) or, in the case of any Real Estate Advance, will be due and payable on the proposed borrowing date as part of the acquisition closing.
(h)    Appraisals for Real Estate Advances. At least twenty (20) Business Days prior to requesting any Real Estate Advance, the Administrative Agent shall have received a satisfactory appraisal prepared by an appraiser approved by the Administrative Agent and directed to the Administrative Agent with respect to the real property being acquired pursuant to such Real Estate Advance.
(i)    Compliance with Sections 9.12 and 9.15. The Loan Parties shall have delivered to the Administrative Agent each of the items set forth in Sections 9.12 and 9.15, if not previously delivered, with respect to the applicable Unit Location and the applicable Subsidiary that operates or owns such Unit Location, unless such items have been waived (or the time for delivery thereof has been extended) in accordance with the terms of such Sections.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES

Each of Holdings and each Borrower hereby represent and warrant to the Administrative Agent and the Lenders that:
SECTION 8.1    Existence, Qualification and Power. Each Loan Party (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, (b) has all requisite limited liability company, corporate or partnership, as applicable, power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver, and perform its obligations under the Loan Documents to which it is a party and consummate the Transactions, and (c) is duly qualified and authorized to do business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or licenses, except in jurisdictions where the failure to be so qualified or authorized could not reasonably be expected to have a Material Adverse Effect.
SECTION 8.2    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation (including any Lease or any Franchise Document) to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

SECTION 8.3    Consents and Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or the consummation of the Transactions, except for consents and approvals that have been obtained and are still in force and effect as of the Closing Date.
SECTION 8.4    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.
SECTION 8.5    Financial Statements; No Material Adverse Effect.
(b)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.
(c)    The unaudited consolidated and consolidating balance sheets of Holdings and its Subsidiaries dated March 29, 2015, and the related consolidated and consolidating statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(d)    Since December 28, 2014, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(e)    The pro forma calculations delivered pursuant to Section 7.1(d)(ii) (i) have been prepared in good faith based on assumptions believed by the management of Holdings to be reasonable as of the date prepared and (ii) fairly present the consolidated pro forma financial condition of the Consolidated Group as of March 29, 2015 and the consolidated pro forma results of operations of the Consolidated Group for the period ended on March 29, 2015, in each case giving effect to the Transaction, all in accordance with GAAP.
SECTION 8.6    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Holdings or any Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Holdings or any of its Subsidiaries or against any of their respective properties or revenues that (a) purport to affect or pertain to this Agreement, any other Loan Document or the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.
SECTION 8.7    No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
SECTION 8.8    Ownership of Property; Liens. Each Loan Party and each of their respective Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business. Schedule 8.8 is a complete and correct listing of all Unit Locations and all other real property owned or leased by each Loan Party as of the Closing Date. The property of each Loan Party and each of their respective Subsidiaries is subject to no Liens, other than Permitted Liens.
SECTION 8.9    Environmental Compliance.
(e)    Each Loan Party and each of its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(f)    None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and to the best knowledge of the Loan Parties and their Subsidiaries never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries in a manner, form or amount which could reasonably be expected to result in material liability of any Loan Party or any Subsidiary.
(g)    Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.
(h)    The Loan Parties and their respective Subsidiaries are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws.
SECTION 8.10    Taxes. Holdings and each of its Subsidiaries have filed all Federal, state, local and other tax returns and reports required to be filed, and have paid all Federal, state, local and other Taxes, assessments, fees and other material governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed material Tax assessment or other claim against, and no material Tax audit with respect to, Holdings or any Subsidiary.

SECTION 8.11    ERISA Compliance.
(c)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the knowledge of Holdings and each Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(d)    There are no pending or, to the knowledge of Holdings or any Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(e)    (i) No ERISA Event has occurred, and neither Holdings, any Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither Holdings, nor any Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) neither Holdings, nor any Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither Holdings, nor any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
SECTION 8.12    Subsidiaries. Each Subsidiary of each Loan Party as of the Closing Date is listed on Schedule 8.12, and each Subsidiary that is an Inactive Subsidiary as of the Closing Date is specifically identified on Schedule 8.12.
SECTION 8.13    Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material information furnished (whether in writing or orally) by or on behalf of any Loan Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished), taken as a whole, contains any material misstatement of fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information and pro forma financial information, Holdings and each Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation of such materials (it being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections).

SECTION 8.14    Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Applicable Laws (including Regulations T, U and X issued by the Board of Governors of the Federal Reserve System) and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
SECTION 8.15    Margin Regulations; Investment Company Act, Etc.
(a)    No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    Neither any Loan Party nor any Subsidiary thereof is (i) an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) or (ii) otherwise subject to any other regulatory scheme limiting its ability to incur debt under this Agreement or the other Loan Documents or consummate the transactions contemplated hereby or thereby.
SECTION 8.16    Solvency. Each Loan Party is, individually and together with its Subsidiaries on a consolidated basis, Solvent.
SECTION 8.17    Intellectual Property; Licenses, Etc. Each Loan Party and each of their respective Subsidiaries owns, or possesses the right to use, all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and other rights with respect to the foregoing which are necessary to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither Holdings, any Borrower nor any Subsidiary is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.
SECTION 8.18    Franchise Documents. Schedule 8.18 is a complete and correct listing of all Franchise Documents as of the Closing Date, each of which is in full force and effect without amendment or modification from the form or copy delivered to the Administrative Agent on the Closing Date.
SECTION 8.19    OFAC. Neither Holdings, nor any of its Subsidiaries, nor, to the knowledge of Holdings or any Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (c) located, organized or resident in a Designated Jurisdiction.
SECTION 8.20    Anti-Corruption Laws. Holdings and each of its Subsidiaries has conducted its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE IX
AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized in accordance with the terms hereof) and the Commitments terminated, each Borrower will, and will cause each of its Subsidiaries to:
SECTION 9.1    Financial Statements; Budget. Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(j)    as soon as available, but in any event within 120 days after the end of each Fiscal Year, a consolidated balance sheet of the Consolidated Group as at the end of such Fiscal Year, and the related consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
(k)    as soon as available, but in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (excluding the last Fiscal Quarter of each Fiscal Year and commencing with the Fiscal Quarter ending on or about June 30, 2015), a consolidated balance sheet of the Consolidated Group as at the end of such Fiscal Quarter, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such Fiscal Quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter of the previous Fiscal Year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(l)    as soon as available, but in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the last Fiscal Quarter of each Fiscal Year and commencing with the Fiscal Quarter ending on or about June 30, 2015), a store level profit and loss statement with respect to each Restaurant, all in reasonable detail and certified by a Responsible Officer of Holdings as fairly presenting the profits and/or losses of each Restaurant for such Fiscal Quarter;
(m)    as soon as available, but in any event within 20 days after the end of each calendar month, a store level sales report with respect to each Restaurant for such calendar month just ended; and
(n)    as soon as available, but in any event within 90 days after the end of each Fiscal Year, annual management prepared projections/forecasts and business plans for each Borrower for each of the Restaurants for the upcoming Fiscal Year.

SECTION 9.2    Certificates; Other Information. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(c)    concurrently with the delivery of the financial statements referred to in Sections 9.1(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Holdings;
(d)    promptly after any request by the Administrative Agent or any Lender, copies of any audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them;
(e)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(f)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;
(g)    as soon as available, but in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably specify;
(h)    promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;
(i)    promptly after any request by the Administrative Agent or any Lender, such other information and documentation required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act); and
(j)    promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 9.1(a) or (b) or Section 9.2(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address listed in Section 14.1; or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) Holdings shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to Holdings to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) Holdings shall notify the Administrative Agent (and the Administrative Agent shall promptly notify each Lender) of the posting of any such documents and, upon request, shall provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by Holdings with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of Holdings and each Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the LC Issuer materials and/or information provided by or on behalf of Holdings or any Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Holdings, any Borrower, their respective Affiliates or the respective securities of any of the foregoing) (each, a “Public Lender”). Each of Holdings and each Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by virtue of Holdings or any Borrower marking Borrower Materials “PUBLIC,” each of Holdings and each Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the LC Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings, any Borrower, their respective Affiliates or the respective securities of any of the foregoing for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 14.11); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 9.3    Notices. Promptly (but in no event later than two (2) Business Days) after any Responsible Officer of Holdings or any Borrower obtains knowledge or has notice thereof notify the Administrative Agent in writing of:
(c)    the existence of any Default;
(d)    any dispute or litigation with Buffalo Wild Wings;
(e)    of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;
(f)    the occurrence of any ERISA Event; and

(g)    any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary.
Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrowing Agent setting forth details of the occurrence referred to therein and stating what action (if any) the Borrowers have taken and propose to take with respect thereto.
SECTION 9.4    Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and for which adequate reserves have been provided in accordance with GAAP; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
SECTION 9.5    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing (or the local equivalent) under the laws of the jurisdiction of its organization, except in a transaction permitted by Section 10.4 or 10.5; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of the registered patents, trademarks, trade names and service marks, if any, owned by any Loan Party or any Subsidiary thereof the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
SECTION 9.6    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.
SECTION 9.7    Maintenance of Insurance.
(a)    Maintain with financially sound and reputable insurance companies not Affiliates of Holdings or any Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance (except in the case of the foregoing as a result of non-payment of premium in which case only 10 days’ prior notice shall be required), (ii) have loss payable and mortgagee endorsements (in the case of property policies) and additional insured (in the case of liability policies) endorsements reasonably satisfactory to the Administrative Agent and (iii) be reasonably satisfactory in all other respects to the Administrative Agent.
(b)    (i) Maintain, if available, fully paid flood hazard insurance on all real property that is located in a special flood hazard area and that is subject to a Mortgage, on such terms and in such amounts as required by The National Flood Insurance Reform Act of 1994 or as otherwise required by the Administrative Agent, and (ii) furnish to the Administrative Agent (A) evidence of renewal (and payment of renewal premiums therefor) of all such policies prior to the expiration or lapse thereof and (B) prompt written notice of any redesignation of any such improved real property into or out of a special flood hazard area.

SECTION 9.8    Compliance With Laws. Comply in all material respects with the requirements of all Applicable Laws (including Environmental Laws and ERISA), and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted.
SECTION 9.9    Books and Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.
SECTION 9.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, representatives and independent public accountants, and with any employee, agent or representative of Buffalo Wild Wings, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowing Agent; provided, however, that, unless an Event of Default exists, only one such inspection at each property shall be conducted within any 12 month period at the Borrowers’ expense; provided, further, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.
SECTION 9.11    Use of Proceeds.
(e)    Use the proceeds of the Additional Term Loan to (i) finance the payment of a portion of the amounts payable on the Closing Date pursuant to the Closing Date Acquisition Agreement to consummate the Closing Date Acquisition and (ii) finance the payment of fees, commissions and expenses incurred in connection with the Transactions.
(f)    Use the proceeds of Revolving Credit Loans to finance ongoing working capital and other general corporate purposes of the Borrowers and their respective Subsidiaries.
(g)    Use the proceeds of Development Loans (i) to finance the costs of leasehold improvements and equipment associated with the development or renovation/remodeling of Restaurants, (ii) to finance the acquisition of any fee simple interest in any real estate on which the Loan Parties will operate a Restaurant and (iii) to pay the fees, costs and expenses associated with the transactions listed in the foregoing clauses (i), (ii), and (iii); provided that, notwithstanding the foregoing, the proceeds of Development Loans shall be applied only to the payment of those particular project-related costs identified in the Development Costs Certificate delivered in connection with the request for such Development Loans.
(h)    Use Letters of Credit to support the general corporate purposes of the Borrowers and their respective Subsidiaries.

SECTION 9.12    New Subsidiaries.
(c)    Additional Domestic Subsidiaries. Promptly (and, in any event, within thirty (30) days, as such time period may be extended by the Administrative Agent in its sole discretion) after any Person becomes (whether by creation, Acquisition or otherwise) a Domestic Subsidiary, (i) cause such Subsidiary to (A) become either a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed Subsidiary Guaranty Joinder Agreement or a Borrower by delivering to the Administrative Agent a duly executed Borrower Joinder Agreement or, in either case, such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose, (B) grant a security interest in all Collateral (subject to the exceptions specified in the applicable Collateral Documents) owned by such Subsidiary by delivering to the Administrative Agent a duly executed Security Joinder Agreement, Pledge Joinder Agreement or such other document as the Administrative Agent shall reasonably request and deem appropriate for such purpose and comply with the terms of each applicable Collateral Document, (C) to the extent such Subsidiary has any Unit Locations, deliver all documents required by Section 9.15 with respect to each such Unit Location, (D) deliver to the Administrative Agent such opinions, Organization Documents, resolutions, certificates and other documents referred to in Section 7.1 with respect to such Domestic Subsidiary as may be reasonably requested by the Administrative Agent (including Notes to the extent requested by any Lender), (E) provide to the Administrative Agent and the Lenders the documentation and other information (including background checks) requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations (which documentation and other information shall be satisfactory to the Administrative Agent and the Lenders) and (F) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent in connection with such Person becoming a Borrower or a Subsidiary Guarantor, as the case may be, all in form, content and scope reasonably satisfactory to the Administrative Agent and (ii) to the extent not constituting an Excluded Asset, cause the applicable Loan Parties to deliver to the Administrative Agent a Pledge Joinder Agreement or Pledge Agreement Supplement, as applicable, pledging 100% of the total outstanding Equity Interests of such Subsidiary and such original certificates evidencing such Equity Interests together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof.
(d)    Additional Foreign Subsidiaries. Promptly (and, in any event, within thirty (30) days, as such time period may be extended by the Administrative Agent in its sole discretion) after any Person becomes a First Tier Foreign Subsidiary, cause the applicable Loan Parties to deliver to the Administrative Agent (i) a Pledge Joinder Agreement or Pledge Agreement Supplement, as applicable, pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of such Subsidiary and such original certificates evidencing such Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof, and (ii) such legal opinions and documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.
(e)    Additional Inactive Subsidiaries. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent any new Subsidiary is created solely for the purpose of potentially consummating any acquisition transaction or starting a new Restaurant, neither any Loan Party nor any Subsidiary shall be required to take the actions set forth in this Section 9.12 with respect to such new Subsidiary until the consummation of such acquisition transaction or such new Restaurant is started (i.e. the signing of the lease with respect thereto or commencement of any construction) (at which time, the applicable Loan Parties and Subsidiaries shall be required to so comply with this Section 9.12 with respect to such new Subsidiary promptly and in any event within five (5) Business Days after the consummation of such acquisition transaction or such new Restaurant is started (or such later date as agreed to by the Administrative Agent in its sole discretion)); it being understood and agreed that pursuant to Section 10.2 no Investment in any such new Subsidiary shall be permitted until it becomes a Loan Party in accordance with this Section 9.12).
SECTION 9.13    Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.
SECTION 9.14    Compliance with Franchise Documents and Leases. Duly observe, conform to and comply with, in all material respects, each of the obligations imposed on Holdings, such Borrower or such Subsidiary in each of the Franchise Documents to which it is a party and each Lease with respect to each Unit Location to which it is a party.
SECTION 9.15    New Restaurants and Unit Locations. Give the Administrative Agent at least thirty (30) days’ (or such shorter period as the Administrative Agent may permit in its sole discretion) prior notice of the acquisition or lease of any new Unit Location by any Loan Party and, simultaneously with such acquisition or lease (or such later date as the Administrative Agent may permit in its sole discretion), deliver to the Administrative Agent:
(a)    if such Unit Location is owned in fee simple by any Loan Party, (i) a Mortgage and evidence of the proper recordation of such Mortgage in the appropriate filing office (or of delivery to the relevant title company for such recordation) and (ii) the Owned Real Estate Support Documents requested by the Administrative Agent with respect to such Unit Location;
(b)    if such Unit Location is Leased by any Loan Party (unless waived by the Administrative Agent in its sole discretion): (i) a Mortgage and evidence of the proper recordation of such Mortgage in the appropriate filing office (or of delivery to the relevant title company for such recordation) and (ii) the Leased Real Estate Support Documents requested by the Administrative Agent with respect to such Unit Location;
(c)    such Uniform Commercial Code financing statements or other documents as are required to perfect the security interest of the Secured Parties in such Unit Location;
(d)    at the request of the Administrative Agent, opinions of counsel to the applicable Loan Party dated as of the date of delivery of such Mortgage, and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent;
(e)    a copy of each Lease with respect to such Unit Location;

(f)    a copy of each Franchise Document with respect to any Restaurant located on such Unit Location;
(g)    to the extent required and not previously received, evidence satisfactory to the Administrative Agent that the Franchisor has consented to such acquisition or lease;
(h)    evidence reasonably satisfactory to the Administrative Agent that all taxes and other related transaction costs that are due and payable and all filing fees and recording fees have been paid; and
(i)    such site due diligence and other due diligence with respect to such Unit Location as the Administrative Agent may reasonably require.
Notwithstanding anything to the contrary in this Section 9.15, (x) to the extent that any Loan Party enters into a Sale Leaseback Transaction for any Unit Location, such transaction shall be deemed to be the acquisition or lease of a new Unit Location, and on or before the date of consummation of any such Sale Leaseback Transaction, the Borrowers shall cause to be delivered to the Administrative Agent the documents set forth in clauses (b) through (i) above, as applicable, and (y) except in the case of Sale Leaseback Transactions, the Borrowers and their respective Subsidiaries shall only be required to use commercially reasonable efforts to deliver the landlord consent pursuant to clause (b) above with respect to any Unit Location and, to the extent the Borrowers and their respective Subsidiaries exercised commercially reasonable efforts to deliver such landlord consent with respect to any Unit Location, no Default shall arise as a result of any failure to deliver such landlord consent or any other document required by this Section 9.15 with respect to such Unit Location if the Administrative Agent would not be able to obtain a Lien in such Unit Location without such landlord consent.
SECTION 9.16    Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws.

ARTICLE X
NEGATIVE COVENANTS
Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized in accordance with the terms hereof) and the Commitments terminated, neither Holdings nor any Borrower will, nor will Holdings nor any Borrower permit any of its Subsidiaries to:
SECTION 10.1    Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(k)    Liens pursuant to any Loan Document;
(l)    Liens existing on the date hereof and listed on Schedule 10.1 and any renewals, refinancings or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 10.3(b), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal, refinancing or extension of the obligations secured or benefited thereby is permitted by Section 10.3(b);

(m)    Liens for Taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained in accordance with GAAP;
(n)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained in accordance with GAAP;
(o)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(p)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(q)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(r)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1(l) or securing appeal or other surety bonds relating to such judgments;
(s)    Liens securing Indebtedness permitted under Section 10.3(e); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
(t)    Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to operating leases entered into in the ordinary course of business of Holdings and its Subsidiaries;
(u)    (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof; and
(v)    Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations in the aggregate principal amount not to exceed $100,000 at any time outstanding.

SECTION 10.2    Investments. Make any Investments, except:
(h)    Cash Equivalents;
(i)    loans and advances to officers, directors and employees of the Loan Parties, not to exceed $100,000 in the aggregate amount outstanding at any one time, for travel, entertainment, relocation and analogous ordinary business purposes;
(j)    Investments of any Loan Party in any other Loan Party;
(k)    Guarantees permitted by Section 10.3;
(l)    Investments existing on the date hereof (other than those referred to in Section 10.2(c)) and listed on Schedule 10.2;
(m)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;
(n)    Acquisitions permitted by Section 10.10; and
(o)    Investments not otherwise permitted by the foregoing clauses so long as the aggregate amount of all Investments pursuant to this clause does not exceed $100,000 at any one time outstanding.
SECTION 10.3    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(f)    Indebtedness under the Loan Documents;
(g)    Indebtedness outstanding on the date hereof and listed on Schedule 10.3 and any refinancings, refundings, renewals or extensions thereof; provided that the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;
(h)    Guarantees of any Loan Party in respect of Indebtedness permitted hereunder of any other Loan Party;
(i)    Indebtedness (i) owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) owing under Secured Cash Management Agreements in an aggregate principal amount not to exceed $2,500,000 at any time outstanding;
(j)    Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 10.1(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $500,000;
(k)    unsecured Indebtedness owed by any Loan Party (other than Holdings) to another Loan Party; and

(l)    unsecured Indebtedness not otherwise permitted by the foregoing clauses so long as the aggregate principal of all Indebtedness incurred pursuant to this clause does not exceed $100,000 at any one time outstanding.
SECTION 10.4    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into, another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:
(d)    any Subsidiary may merge with (i) a Borrower; provided that such Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries; provided that (A) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and (B) when any Loan Party is merging with another Subsidiary, a Loan Party shall be the continuing or surviving Person; and
(e)    any Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any Loan Party (other than Holdings); provided that if the transferor in such a transaction is a wholly-owned Subsidiary, then the transferee must also be a wholly-owned Subsidiary.
SECTION 10.5    Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(c)    Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(d)    Dispositions of Cash Equivalents and inventory in the ordinary course of business;
(e)    Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;
(f)    Dispositions of property by any Subsidiary to a Loan Party or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Loan Party, the transferee thereof must be a Loan Party;
(g)    Dispositions permitted by Section 10.4;
(h)    Dispositions permitted by Section 10.12; and
(i)    Dispositions not otherwise permitted under this Section 10.5; provided that (i) at the time of such Disposition, no Default shall exist or would result from such Disposition, (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) in any fiscal year shall not exceed $250,000, (iii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (iv) the Net Cash Proceeds of any such Disposition shall be subject to Section 6.1;
provided, however, that any Disposition pursuant to clauses (a) through (g) above shall be for fair market value.

SECTION 10.6    Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Holdings and its Subsidiaries on the date hereof and other lines of business incidental or reasonably related thereto.
SECTION 10.7    Transactions With Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Holdings, such Borrower or such Subsidiary as would be obtainable by Holdings, such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that the foregoing restriction shall not apply to transactions between or among Loan Parties.
SECTION 10.8    Margin Regulations. Use the proceeds of any Loan or any drawings made under a Letter of Credit, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
SECTION 10.9    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than any Loan Document) that (a) limits the ability (i) of any Subsidiary to make Distributions to any Loan Party or to otherwise transfer property to or invest in any Loan Party, (ii) of any Subsidiary to Guarantee the Indebtedness of any Loan Party or (iii) of any Loan Party or any Subsidiary thereof to create, incur, assume or suffer to exist Liens on property, assets or revenues, whether now owned or hereafter acquired, of such Person (other than customary restrictions contained in the Franchise Documents prohibiting Liens on such Franchise Documents); provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 10.3(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person.
SECTION 10.10    Acquisitions. Consummate any Acquisition other than the Closing Date Acquisition.
SECTION 10.11    Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger, liquidation, dissolution or consolidation permitted pursuant to Section 10.4.
SECTION 10.12    Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (any such arrangement a “Sale Leaseback Transaction”), except for any Sale Leaseback Transaction with respect to the Unit Locations located at 2234 North Canton Center Road, Canton, Michigan and 26725 State Road 56, Wesley Chapel, Florida, so long as (a) the terms and conditions upon which such Sale Leaseback Transaction will be consummated are on then current fair market terms and conditions, (b) the Person with whom such Loan Party enters into such Sale Leaseback Transaction is not an Affiliate of any Loan Party and (c) the Loan Parties comply with Section 9.15 in connection therewith.
SECTION 10.13    Amendment of Certain Agreements. Amend, modify or waive any of its rights in a manner adverse to the Administrative Agent, any Lender or any other Secured Party under (a) any of its

Organization Documents, (b) any of the Franchise Documents to which it is a party or (c) any of the Leases with respect to any Unit Location to which it is a party.
SECTION 10.14    Distributions. Make any Distributions other than:
(j)    Distributions by any Subsidiary to a Loan Party;
(k)    Distributions by any Loan Party or any Subsidiary thereof payable solely in the common stock or other common Equity Interests of such Person; and
(l)    Distributions by Holdings to its shareholders, so long as (i) no Default exists at the time of any such Distribution or would result therefrom, (ii) the Consolidated Lease-Adjusted Leverage Ratio is less than 4.50 to 1.00 determined as of such date (after giving effect to any Indebtedness to be incurred in connection with such Distribution), (iii) the Loan Parties are in compliance with the Consolidated Debt Service Coverage Ratio, calculated on a pro forma basis as of the last day of the most recently ended Four-Quarter Period and as if such Distribution and all other Distributions made during or since the end of such Four-Quarter Period pursuant to this clause (c) had been made on such day and (iv) no later than fifteen (15) Business Days prior to the proposed date of making such Distribution (or such later date as the Administrative Agent may permit in its sole discretion), the Borrowing Agent shall have delivered to the Administrative Agent written evidence satisfactory to the Administrative Agent demonstrating the calculations set forth in the preceding clauses (ii) and (iii).
SECTION 10.15    Accounting Changes. Make any material change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any Loan Party or any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of Holdings.
SECTION 10.16    Restaurant Closures. Close any Restaurants, except that the Borrowers may (a) in their discretion close up to two (2) Restaurants during the term of this Agreement and (b) close any Restaurant so long as (i) a new Restaurant is opened within a ten (10) mile radius of such closed Restaurant within 180 days of such closure, (ii) the Administrative Agent receives such documents as it deems necessary to perfect a security interest in all of the assets of the applicable Loan Parties associated with such new Restaurant at the time such assets are acquired by such Loan Party and (iii) the Borrowers notify the Administrative Agent in writing of such closure no less than 30 days prior to the anticipated date of such closure (it being understood and agreed that if any Buffalo Wild Wings Restaurant is closed pursuant to this clause (b), then the new Restaurant opened in substitution therefor pursuant to this clause (b) must also be a Buffalo Wild Wings Restaurant).
SECTION 10.17    Financial Covenants.
(a)    Consolidated Lease-Adjusted Leverage Ratio. Permit the Consolidated Lease-Adjusted Leverage Ratio at any time during any period set forth below to be greater than the applicable ratio set forth below opposite such period.

Date of Measurement	Maximum Consolidated Lease-Adjusted Leverage Ratio
Fiscal Quarter ending on or about June 30, 2015 through the day immediately prior to the end of the Fiscal Quarter ending on or about December 31, 2017	5.75 to 1.00
Fiscal Quarter ending on or about December 31, 2017 through the day immediately prior to the end of the Fiscal Quarter ending on or about December 31, 2018	5.50 to 1.00
Fiscal Quarter ending on or about December 31, 2018 through the day immediately prior to the end of the Fiscal Quarter ending on or about December 31, 2019	5.25 to 1.00
Fiscal Quarter ending on or about December 31, 2019 and thereafter	5.00 to 1.00

(b)    Consolidated Debt Service Coverage Ratio. Permit the Consolidated Debt Service Coverage Ratio as of the end of any Fiscal Quarter (commencing with the Fiscal Quarter ending on or about June 30, 2015) to be less than 1.20 to 1.00.
SECTION 10.18    Development of Bagger Dave’s Legendary Burger Tavern Restaurants. Build-out or develop any new Bagger Dave’s Legendary Burger Tavern Restaurants, except for the build-out and/or development of new Bagger Dave’s Legendary Burger Tavern Restaurants not exceeding, in the aggregate for the Loan Parties and their respective Subsidiaries during any Fiscal Year set forth below, the amount set forth opposite such Fiscal Year:

Fiscal Year	Number of Restaurants
2015	6
2016	6
2017	7
2018	7
2019	8
2020	8

; provided that, notwithstanding the foregoing, the Borrowers will be allowed to build-out and/or develop up to 2 additional new Bagger Dave’s Legendary Burger Tavern Restaurants in each of the Fiscal Years 2017 through 2020, so long as on the date such build-out or development is commenced the Consolidated Lease-Adjusted Leverage Ratio is less than 4.50 to 1.00 determined as of such date.
SECTION 10.19    Sanctions. Directly or indirectly, use the proceeds of any Extension of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as a Lender, an Arranger, the Administrative Agent, the LC Issuer or otherwise) of Sanctions.
SECTION 10.20    Anti-Corruption Laws. Directly or indirectly use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.

SECTION 10.21    Post-Closing Deliveries. Fail to deliver any item described on Schedule 10.21 to the Administrative Agent within the time period specified therein for such delivery.
SECTION 10.22    Restrictions on Inactive Subsidiaries. Permit any Inactive Subsidiary to engage in any business or activity or own or hold any assets.

ARTICLE XI
DEFAULT AND REMEDIES

SECTION 11.1    Events of Default. Each of the following shall constitute an Event of Default:
(p)    Default in Payment of Principal of Loans and Reimbursement Obligations. Any Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).
(q)    Other Payment Default. Any Borrower or any other Loan Party shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.
(r)    Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.
(s)    Default in Performance of Certain Covenants. Any Loan Party shall default in the performance or observance of any covenant or agreement contained in Sections 9.1, 9.2, 9.3, 9.5, 9.7, 9.10, 9.11, 9.12, 9.14 or 9.15 or Article X.
(t)    Default in Performance of Other Covenants and Conditions. Any Loan Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrowing Agent and (ii) a Responsible Officer of any Loan Party having obtained knowledge thereof.
(u)    Indebtedness Cross-Default. Any Loan Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of $500,000 beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of $500,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).
(v)    Change in Control. Any Change in Control shall occur.
(w)    Voluntary Bankruptcy Proceeding. Any Loan Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.
(x)    Involuntary Bankruptcy Proceeding. (i) A case or other proceeding shall be commenced against any Loan Party or any Subsidiary thereof in any court of competent jurisdiction seeking (A) relief under any Debtor Relief Laws, or (B) the appointment of a trustee, receiver, custodian, liquidator or the like for any Loan Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or (ii) an order granting the relief requested in such case or proceeding (including an order for relief under such federal bankruptcy laws) shall be entered.
(y)    Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Loan Party party thereto or any Loan Party shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.
(z)    ERISA Events. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, the Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000.
(aa)    Litigation; Judgment. Any material litigation against any Loan Party or any Subsidiary shall be initiated by Buffalo Wild Wings and not dismissed within 30 days. There is entered against any Loan Party or any Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding $500,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect.

(bb)    Termination of Franchise Documents. Any Franchise Document shall be terminated or not renewed for any reason without the prior written consent of the Administrative Agent (except with respect to any Franchise Document that is terminated or not renewed in connection with a Restaurant closure permitted pursuant to Section 10.16) or any Loan Party shall be notified that Buffalo Wild Wings intends either to terminate or not renew its franchise.

(cc)    Material Adverse Effect; Governmental Action. (i) There shall exist or occur any event or circumstance that, individually or in the aggregate when taken together with other events or circumstances, the Required Lenders in reasonably believe has had or would have a Material Adverse Effect, (ii) the Required Lenders shall have reasonably determined that they are insecure for any reason or (iii) any Governmental Authority shall take any action which the Required Lenders reasonably believe would result in a Material Adverse Effect or otherwise would materially adversely affect any Loan Party’s ability to repay the Obligations.

SECTION 11.2    Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall:
(m)    Acceleration; Termination of Credit Facility. Terminate all of the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including all LC Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Loan Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of any Borrower to request borrowings or Letters of Credit thereunder; provided that upon the occurrence of an Event of Default specified in Section 11.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Loan Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.
(n)    Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, demand that the Borrowers deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (it being understood that all amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations in accordance with Section 11.4 and, after all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrowers).
(o)    General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

SECTION 11.3    Rights and Remedies Cumulative; Non-Waiver; Etc.
(f)    The enumeration of the rights and remedies of the Administrative Agent, the Lenders and the LC Issuer set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent, the Lenders and the LC Issuer of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent, any Lender or the LC Issuer in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Loan Parties, the Administrative Agent, the Lenders and the LC Issuer or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Default.
(g)    Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 11.2 for the benefit of all the Lenders and the LC Issuer; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the LC Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as LC Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 14.4 (subject to the terms of Section 6.7), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 11.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 6.7, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
SECTION 11.4    Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 11.2 or the Administrative Agent, any Lender or the LC Issuer has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied:
First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the LC Issuer in its capacity as such, ratably among the Administrative Agent and the LC Issuer in proportion to the respective amounts described in this clause First payable to them;
Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements, and Secured Cash Management Agreements, ratably among the Lenders, the LC Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them;
Fifth, to the Administrative Agent for the account of the LC Issuer, to Cash Collateralize any LC Obligations then outstanding; and
Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrowers (as specified by the Borrowing Agent) or as otherwise required by Applicable Law.
Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.
SECTION 11.5    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(c)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the LC Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the LC Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the LC Issuer and the Administrative Agent under Sections 3.3, 6.4 and 14.3) allowed in such judicial proceeding; and
(d)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the LC Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the LC Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 6.4 and 14.3.

SECTION 11.6    Credit Bidding.
(i)    The Administrative Agent, on behalf of itself, the Lenders and the LC Issuer, shall have the right to credit bid and purchase for the benefit of the Administrative Agent, the Lenders and the LC Issuer all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.
(j)    Each of the Lenders and the LC Issuer hereby agrees that, except as otherwise provided in any Loan Documents or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE XII
THE ADMINISTRATIVE AGENT
SECTION 12.1    Appointment and Authority.
(p)    Each of the Lenders and the LC Issuer hereby irrevocably appoints Citizens to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto (including entering into, on behalf of the Secured Parties, one or more intercreditor and/or subordination agreements with respect to any subordinated Indebtedness permitted hereunder). The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the LC Issuer, and neither any Loan Party nor any Subsidiary shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(q)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and the LC Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the LC Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of Articles XII and XIIII (including Section 14.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 12.2    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 12.3    Exculpatory Provisions.
(j)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(iii)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(iv)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(v)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(k)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 14.2 and Section 11.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrowing Agent, a Lender or the LC Issuer.
(l)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan

Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 12.4    Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the LC Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the LC Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the LC Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 12.5    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub‑agents.
SECTION 12.6    Resignation or Removal of Administrative Agent.
(j)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the LC Issuer and the Borrowing Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowing Agent (and, so long as no Event of Default exists subject to the consent of the Borrowing Agent, such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the LC Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(k)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrowing Agent and such Person, remove such Person as Administrative Agent and, in consultation with the Borrowing Agent, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(l)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the LC Issuer under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the LC Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 14.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(m)    Any resignation by, or removal of, Citizens as Administrative Agent pursuant to this Section shall also constitute its resignation as LC Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring LC Issuer, if in its sole discretion it elects to, (ii) the retiring LC Issuer shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor LC Issuer, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring LC Issuer to effectively assume the obligations of the retiring LC Issuer with respect to such Letters of Credit.
SECTION 12.7    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the LC Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the LC Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
SECTION 12.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the LC Issuer hereunder.
SECTION 12.9    Collateral and Guaranty Matters.
(f)    Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:
(i)    to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of all of the Commitments and payment in full of all Secured Obligations (other than (1) contingent indemnification obligations and (2) obligations and liabilities under Secured Cash Management Agreements or Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the LC Issuer shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 14.2;
(ii)    to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien; and
(iii)    to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement pursuant to this Section 12.9. In each case as specified in this Section 12.9, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 12.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting a Disposition permitted pursuant to Section 11.5, the Liens created by any of the Collateral Documents on such property shall be automatically released without need for further action by any person.
(g)    The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
SECTION 12.10    Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 11.4 or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE XIII
GUARANTY

SECTION 13.1    Guaranty.
(h)    Holdings hereby unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below). For all purposes of this Guaranty, “Guaranteed Liabilities” means: (i) each Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from any Borrower to any one or more of the Secured Parties, including, without limitation, principal, interest, premiums and fees (including all fees and expenses of counsel); (ii) each Loan Party’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Loan Party under the Credit Agreement, the Notes and all other Loan Documents; and (iii) the prompt payment in full by each Loan Party, when due or declared due and at all such times, of obligations and liabilities now or hereafter arising under the Secured Cash Management Agreements and Secured Hedge Agreements. The obligations of Holdings to the Secured Parties under this Guaranty are hereinafter referred to “Holdings’ Obligations”.

(i)    Holdings agrees that it is directly and primarily liable for the Guaranteed Liabilities.

(j)    Holdings’ Obligations are secured by various Collateral Documents referred to in this Agreement.

SECTION 13.2    Payment. If any Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fees (including all fees and expenses of counsel), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of this Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under this Agreement, then Holdings will, upon demand thereof by the Administrative Agent, (i) fully pay to the Administrative Agent, for the benefit of the Secured Parties, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Sections 11.1(h) or (i) (and irrespective of the applicability of any restriction on acceleration or other action as against any other Loan Party under any Debtor Relief Laws), the entire outstanding or accrued amount of all Obligations or (ii) perform such Guaranteed Liabilities, as applicable. For purposes of this Section 13.2, Holdings acknowledges and agrees that “Guaranteed Liabilities” shall be deemed to include any amount

(whether principal, interest, premium, fees) which would have been accelerated in accordance with Section 11.2 but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.
SECTION 13.3    Absolute Rights and Obligations. This is a guaranty of payment and not of collection. Holdings’ Obligations under this Guaranty shall be joint and several, absolute and unconditional irrespective of, and Holdings hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Agreement and all Collateral Documents to which it is a party by reason of:
(a)    any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of Holdings’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b)    any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c)    any acceleration of the maturity of any of the Guaranteed Liabilities, of Holdings’ Obligations of any other Loan Party, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d)    any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of Holdings’ Obligations of any other Loan Party, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e)    any dissolution of any Borrower, any Subsidiary Guarantor, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Subsidiary Guarantor, any other Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Subsidiary Guarantor or any other Loan Party or any other party to a Related Agreement;

(f)    any extension (including, without limitation, extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g)    the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including, without limitation, Holdings’ Obligations of any other Loan Party and obligations arising under any other guaranty of any of the Guaranteed Liabilities or any other Loan Document now or hereafter in effect);

(h)    any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including, without limitation, any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of Holdings’ Obligations of any other Loan Party, or any of the obligations or liabilities of any party to any other Related Agreement;

(i)    any other circumstance whatsoever (with or without notice to or knowledge of any Loan Party) which might in any manner or to any extent vary the risks of such Loan Party, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including, without limitation, any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Holdings’ Obligations.

It is the express purpose and intent of the parties hereto that this Guaranty and Holdings’ Obligations hereunder shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

SECTION 13.4    Currency and Funds of Payment. All of Holdings’ Obligations for payment will be paid in Dollars and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against any Borrower or any other Loan Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by any Borrower or any other Loan Party of any or all of the Guaranteed Liabilities
SECTION 13.5    Events of Default. Without limiting the provisions of Section 13.2, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, each of the Guaranteed Liabilities and Holdings’ Obligations shall immediately be and become due and payable.
SECTION 13.6    Subordination. Until this Guaranty is terminated in accordance with Section 14.7, Holdings hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing thereto (a) of the Borrower, to the payment in full of the Guaranteed Liabilities, (b) of every Subsidiary Guarantor (an “obligated guarantor”), to the payment in full of Holdings’ Obligations of such obligated guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent, for the benefit of the Secured Parties, on account of the Guaranteed Liabilities, Holdings’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by Holdings as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of Holdings.
SECTION 13.7    Suits. Holdings from time to time shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to Holdings, Holdings’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against Holdings. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against Holdings, whether or not suit has been commenced against any Borrower, any Subsidiary Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 13.4.
SECTION 13.8    Set-Off and Waiver. Holdings waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of Holdings’ Obligations, any defense (legal or equitable) or other claim which Holdings may now or at any time hereafter have against any Borrower or any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to Holdings. Holdings agrees that each Secured Party shall have a Lien for all Holdings’ Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of Holdings, including any balance of any deposit account or of any credit of Holdings with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of Holdings’ Obligations to the Secured Parties then due and in such amounts as provided for in this Agreement or otherwise as they may elect. For the purposes of this Section 13.8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.
SECTION 13.9    Waiver of Notice; Subrogation.
(k)    Holdings hereby waives, to the extent permitted by law, notice of the following events or occurrences: (i) acceptance of this Guaranty; (ii) the Lenders’ heretofore, now or from time to time hereafter making Extensions of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of any Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to this Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 13.3. Holdings agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing Holdings from Holdings’ Obligations, and Holdings hereby consents to each and all of the foregoing events or occurrences.

(l)    Holdings hereby agrees that payment or performance by Holdings of Holdings’ Obligations under this Guaranty may be enforced by the Administrative Agent, on behalf of the Secured Parties, upon demand by the Administrative Agent to Holdings without the Administrative Agent being required, Holdings expressly waiving to the extent permitted by law any right it may have to require the Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower, any Subsidiary Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Borrower, any Subsidiary Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY HOLDINGS THAT DEMAND UNDER THIS GUARANTY MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THIS AGREEMENT.

(m)    Holdings further agrees that with respect to this Guaranty, Holdings shall not exercise any of its rights of subrogation, reimbursement, contribution, indemnity or recourse to security for the Guaranteed Liabilities until 93 days immediately following the Facility Termination Date shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. If an amount shall be paid to Holdings on account of such rights at any time prior to termination of this Guaranty in accordance with the provisions of Section 14.17, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon Holdings’ Obligations, whether matured or unmatured, in accordance with the terms of this Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of Holdings’ Obligations, the termination or expiration of this Guaranty in any manner, including termination in accordance with Section 14.17, and occurrence of the Facility Termination Date.

ARTICLE XIV
MISCELLANEOUS
SECTION 14.1    Notices.
(m)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:
If to Holdings, the Borrowing Agent or any Borrower:
Diversified Restaurant Holdings, Inc.
27680 Franklin Road
Southfield, Michigan 48034
Attention: David G. Burke, Chief Financial Officer
Telephone No.: (248) 215-0020
http://www.diversifiedrestaurantholdings.com
with a copy to (which shall not constitute notice):
Dickinson Wright PLLC
2600 W. Beaver Road, Suite 300
Troy, Michigan 48084
Attention: Michael T. Raymond, Esq.
Telephone No.: (248) 433-7273
Facsimile No.: (248) 433-7274
If to Citizens as Administrative Agent or LC Issuer:
Citizens Bank, National Association
28 State Street
14th Floor, MS1420
Boston, Massachusetts 02109
Attention: Christopher Wickles, Senior Vice President

Telephone No.: (617) 994-7029
Facsimile No.: (617) 725-5693
with a copy to (which shall not constitute notice):
McGuireWoods LLP
201 North Tryon Street, Suite 3000
Charlotte, North Carolina 28202
Attention: Steven D. Ritchie, Esq.
Telephone No.: (704) 343-2177
Facsimile No.: (704) 343-2300
If to any Lender:
To the address set forth on the Register
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(n)    Electronic Communications. Notices and other communications to the Lenders and the LC Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the LC Issuer pursuant to Article II if such Lender or the LC Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowing Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(o)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowing Agent and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.
(p)    Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(q)    Platform.
(i)    Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the LC Issuer and the other Lenders by posting the Borrower Materials on the Platform.
(ii)    The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Loan Party, any Lender, the LC Issuer or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).
(r)    Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Loan Party or its securities for purposes of United States Federal or state securities Applicable Laws.
SECTION 14.2    Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided that no amendment, waiver or consent shall:
(e)    without the prior written consent of each Lender, amend, modify or waive any provision of Article VII or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Article VII, any substantially concurrent request by any Borrower for a borrowing of Loans) to make Loans when such Lenders would not otherwise be required to do so;
(f)    increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(g)    waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(h)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iii) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary (i) to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 6.2(c) during the continuance of an Event of Default or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or LC Obligation or to reduce any fee payable hereunder;
(i)    change Section 11.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;
(j)    change Section 6.1(f) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;
(k)    change any provision of this Section or reduce the percentages specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
(l)    consent to the assignment or transfer by any Loan Party of such Loan Party’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 10.4), in each case, without the written consent of each Lender;
(m)    release (i) Holdings, (ii) all of the Subsidiary Guarantors or (iii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from the Guaranty or the Subsidiary Guaranty Agreement, as applicable (other than as authorized in Section 12.9), without the written consent of each Lender; or
(n)    release all or substantially all of the Collateral or release any Collateral Document (other than as authorized in Section 12.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Collateral Document) without the written consent of each Lender;
provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the LC Issuer in addition to the Lenders required above, affect the rights or duties of the LC Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii)  no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (iv) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver; and (v) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) neither the Revolving Credit Commitment nor the Development Commitment of such Lender may be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
SECTION 14.3    Expenses; Indemnity.
(k)    Costs and Expenses. The Borrowers, jointly and severally, shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the LC Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender or the LC Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the LC Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(l)    Indemnification by the Borrowers. The Borrowers, jointly and severally, shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the LC Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including any Environmental Claims), penalties, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Loan Party), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the structuring, syndication or consummation of the transactions contemplated hereby or thereby (including the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the LC Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Loan Party or any Subsidiary thereof, or any Environmental Claim related in any way to any Loan Party or any Subsidiary thereof, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including reasonable attorneys and consultant’s fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. This Section 14.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(m)    Reimbursement by Lenders. To the extent that any Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the LC Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the LC Issuer or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the LC Issuer solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the LC Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or the LC Issuer or in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 6.8.
(n)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(o)    Payments. All amounts due under this Section shall be payable promptly (and in any event within ten (10) days) after demand therefor.
(p)    Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.
SECTION 14.4    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the LC Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the LC Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the LC Issuer or any of their respective Affiliates, irrespective of whether or not such Lender, the LC Issuer or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender, the LC Issuer or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 11.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the LC Issuer and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the LC Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the LC Issuer or their respective Affiliates may have. Each of the Lenders and the LC Issuer agrees to notify the Borrowing Agent and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 14.5    Governing Law; Jurisdiction, Etc.
(f)    Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.
(g)    Submission to Jurisdiction. Each Loan Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, the LC Issuer or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender or the LC Issuer may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
(h)    Waiver of Venue. Each Loan Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(i)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 14.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
SECTION 14.6    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 14.7    Reversal of Payments. To the extent any Loan Party makes a payment or payments to the Administrative Agent for the ratable benefit of the Secured Parties or the Administrative Agent receives any payment or proceeds of the Collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.
SECTION 14.8    Injunctive Relief. Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Lenders or the LC Issuer. Therefore, each Loan Party agrees that each of the Administrative Agent, the Lenders or the LC Issuer, at their option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
SECTION 14.9    Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Holdings, the Borrowing Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Loan Parties shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Loan Parties shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
SECTION 14.10    Successors and Assigns; Participations.

(m)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party shall assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(n)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, in each case, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowing Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrowing Agent shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrowing Agent prior to such fifth (5th) Business Day;
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Credit Facilities on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrowing Agent (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowing Agent shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility, the Development Facility or any unfunded Term Loan Commitments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, a Development Commitment or a Term Loan Commitment, as applicable, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans, Development Loans or DF Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
(C)    the consent of the LC Issuer shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) Holdings, any Borrower or any of their respective Subsidiaries or Affiliates or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).
(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowing Agent and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the LC Issuer and each Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 6.8, 6.9, 6.10, 6.11 and 14.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), Holdings, any Borrower or any of their respective Subsidiaries or Affiliates, which shall be null and void).
(o)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.
(p)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person), any Borrower or any Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the LC Issuer, and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 14.3(c) with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 14.2 that affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 6.10, 6.11 and 6.12 (subject to the requirements and limitations therein, including the requirements under Sections 6.11(c) and6.12(g) (it being understood that the documentation required under Section 6.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 6.11 and 6.13 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 6.10, 6.11 or 6.12, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the request of the Borrowing Agent and at the Borrowers’ expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 6.12 and 6.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.4 as though it were a Lender; provided that such Participant agrees to be subject to Section 6.6 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(q)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 14.11    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the LC Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of Holdings or the Borrowing Agent, (i) to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, such information to consist of deal terms and other information customarily found in such publications, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the LC Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party, (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (l) to the extent that such information is independently developed by such Person or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the LC Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof; provided that, in the case of information received from any Loan Party or any Subsidiary thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
SECTION 14.12    Performance of Duties. Each of the Loan Party’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Loan Party at its sole cost and expense.
SECTION 14.13    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the LC Issuer, the Administrative Agent and any Persons designated by the Administrative Agent, the LC Issuer or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
SECTION 14.14    Survival.
(a)    All representations and warranties set forth in Article VIII and all representations and warranties contained in any certificate, or any of the Loan Documents (including any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.
(b)    Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent, the Lenders, the LC Issuer and the other Indemnitees are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent, the Lenders, the LC Issuer and the other Indemnitees against events arising after such termination as well as before.
SECTION 14.15    Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 14.16    Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the LC Issuer and/or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 7.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 14.17    Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized or otherwise satisfied in a manner acceptable to the LC Issuer) and all of the Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.
SECTION 14.18    Authorization to Conduct Due Diligence with Third Parties. Each Borrower hereby authorizes the Administrative Agent, the Lenders and the LC Issuer and any of their respective representatives, agents or assigns, to contact the Franchisor, the Loan Parties’ respective accountants, insurance agents, attorneys and other representatives and agents of the Franchisor and the Loan Parties for the purpose of discussing the Loan Parties’ affairs and financial condition and to obtain such information from, and conduct such other due diligence with, such third parties from time to time as the Administrative Agent, such Lender or the LC Issuer may deem necessary or desirable. Each Borrower hereby authorizes and directs all such third parties to provide such information to the Administrative Agent, the Lenders and the LC Issuer and any of their respective representatives, agents or assigns, and to cooperate fully in all respects in connection with any requests for information regarding the Loan Parties.
SECTION 14.19    USA PATRIOT Act. The Administrative Agent and each Lender hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act.
SECTION 14.20    Independent Effect of Covenants. Each of Holdings and each Borrower expressly acknowledges and agrees that each covenant contained in Articles IX or X shall be given independent effect. Accordingly, neither Holdings nor any Borrower shall engage in any transaction or other act otherwise permitted under any covenant contained in Articles IX or X if, before or after giving effect to such transaction or act, Holdings or such Borrower shall or would be in breach of any other covenant contained in Articles IX or X.
SECTION 14.21    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Subsidiary Guaranty Agreement or the Collateral Documents which imposes additional burdens on any Loan Party or any of its Subsidiaries or further restricts the rights of any Loan Party or any of its Subsidiaries or gives the Administrative Agent, the Lenders or the LC Issuer additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.
SECTION 14.22    Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the joint and several liability under Section 6.16, the guarantee under Article XIII, the guarantee under the Subsidiary Guaranty Agreement, or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents (including the Subsidiary Guaranty Agreement) to which it is a party in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Loan Party’s obligations and undertakings under this Section 14.21 voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Loan Party that is a Qualified ECP Guarantor under this Section 14.21 shall remain in full force and effect until the Facility Termination Date. Each Loan Party that is a Qualified ECP Guarantor intends this Section 14.21 to constitute, and this Section 14.21 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
SECTION 14.23    No Advisory or Fiduciary Responsibility.
(a)    In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the Credit Facility and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and each Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Loan Party or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising any Loan Party or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.
(b)    Each Loan Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, Holdings, any Borrower or any Affiliate of the foregoing or any other Person that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or an Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facility) and without any duty to account therefor to any other Lender, the Arrangers, Holdings, any Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from Holdings, any Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facility or otherwise without having to account for the same to any other Lender, the Arrangers, Holdings, any Borrower or any Affiliate of the foregoing.
SECTION 14.24    Advertising, Promoting and Marketing. The Administrative Agent and each Lender may, and each of Holdings and the Borrowers authorize the Administrative Agent and each Lender to, include reference to any Loan Party or any Subsidiary thereof, and utilize any logo or other distinctive symbol associated with any Loan Party or any Subsidiary thereof, in connection with any advertising, promoting or marketing undertaken by the Administrative Agent or such Lender.
SECTION 14.25    Release of AMC Canton Real Estate as a Borrower. Upon the effectiveness of this Agreement, each of Holdings, the Borrowers, the Lenders, the Administrative Agent and AMC Canton Real Estate, Inc., a Michigan corporation (“AMC Canton Real Estate”) hereby agrees that (a) AMC Canton Real Estate shall be released from all of its obligations under the Loan Documents as a “Borrower” (it being understood that from and after the effectiveness of this Agreement AMC Canton Real Estate shall be excluded from any reference in any Loan Document to “any Borrower”, “the Borrowers” or “a Borrower”) and (b) any and all Liens on the assets of AMC Canton Real Estate created pursuant to the Collateral Documents shall be terminated and released. The Administrative Agent agrees to execute and deliver such releases and related documents as AMC Canton Real Estate may reasonably request in order to evidence or give public notice of such Lien termination.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.
HOLDINGS:
DIVERSIFIED RESTAURANT HOLDINGS, INC.,
as Holdings

By: /s/ David G. Burke
Name: David G. Burke
Title: Chief Financial Officer and Treasurer
BORROWERS:
AMC ADRIAN, INC.
AMC BAGLEY, INC.
AMC BIRCH RUN, INC.
AMC CALUMET CITY, INC.
AMC CHESTERFIELD, INC.
AMC CHICAGO, INC.
AMC CLEARWATER, INC.
AMC CROWN POINT, INC.
AMC DETROIT, INC.
AMC FLINT, INC.
AMC FT. MYERS, INC.
AMC GRAND BLANC, INC.
AMC HAMMOND, INC.
AMC HOBART, INC.
AMC LAKELAND, INC.
AMC LANSING, INC.
AMC LAPEER, INC.
AMC LARGO, INC.
AMC MARQUETTE, INC.
AMC NORTH PORT, INC.
AMC OLDSMAR, INC.
AMC PETOSKEY, INC.
AMC PINELLAS PARK, INC.
AMC PORT HURON, INC.
AMC RIVERVIEW, INC.
AMC ROYAL OAK, INC.
AMC SARASOTA, INC.
AMC SAULT STE. MARIE, INC.
AMC SCHERERVILLE, INC.

By: /s/ David G. Burke
Name: David G. Burke
Title: Treasurer

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

BORROWERS (continued):
AMC TRAVERSE CITY, INC.
AMC TRINITY, INC.
AMC TROY, INC.
AMC VALPARAISO, INC.
AMC WARREN, INC.
AMC WESLEY CHAPEL, INC.
AMC WESLEY CHAPEL REAL ESTATE, INC.
AMC YBOR, INC.
ANKER, INC.
ANN ARBOR BURGERS, INC.
AVON BURGERS, INC.
BEARCAT ENTERPRICES, INC.
BERKLEY BURGERS, INC.
BIRCH RUN BURGERS, INC.
BLOOMFIELD BURGERS, INC.
BRIGHTON BURGER, INC.
BUCKEYE GROUP, LLC
BUCKEYE GROUP, LLC
CANTON BURGERS INC.
CASCADE BURGERS, INC.
CHESTERFIELD TOWNSHIP BURGERS, INC.
CROWN POINT BURGERS, INC.
DETROIT BURGERS, INC.
DMM GROUP, LLC
EAST LANSING BURGERS, INC.
FISHERS BURGERS, INC.
FORT WAYNE NORTH BURGERS, INC.
FLYER ENTERPRISES, INC.
GRAND BLANC BURGERS, INC.
GRAND RAPIDS BURGERS, INC.
GRANDVILLE BURGERS, INC.
GREENWOOD BURGERS, INC.
HOLLAND BURGERS, INC.
INDY/MICHIGAN ROAD, INC.
MCA ENTERPRISES BRANDON, INC.
SHERERVILLE BURGERS, INC.
SHELBY TOWNSHIP BURGER, INC.
TERRE HAUTE BURGERS, INC.
TMA ENTERPRISES OF NOVI, INC.
TRAVERSE CITY BURGERS, INC.
TROY BURGERS, INCS.
WESTFIELD BURGERS, INC.
WOODHAVEN BURGERS, INC.

By: /s/ David G. Burke
Name: David G. Burke
Title: Treasurer

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

BORROWERS (continued):
AMC BALLWIN, INC.
AMC BELLEVILLE, INC.
AMC BRENTWOOD, INC.
AMC CHESTERFIELD MISSOURI, INC.
AMC COLUMBIA, INC.
AMC CREVE COEUR MISSOURI, INC.
AMC EDWARDSVILLE, INC.
AMC FENTON MISSOURI, INC.
AMC JEFFERSON CITY, INC.
AMC KIRKWOOD, INC.
AMC LAKE OZARK, INC.
AMC O'FALLON ILLINOIS, INC.
AMC O'FALLON MISSOURI, INC.
AMC ROLLA, INC.
AMC ST. CHARLES, INC.
AMC ST. LOUIS, INC.
AMC ST. PETERS, INC.
AMC WENTZVILLE, INC.
CENTERVILLE BURGERS, INC.
VALAPARAISO BURGERS, INC.
WEST CHESTER TOWNSHIP BURGERS, INC.
AMC BRADENTON, INC.
AMC TYRONE, INC.
WEST GRAND RAPIDS BURGERS, INC.

By: /s/ David G. Burke
Name: David G. Burke
Title: Treasurer

FOR PURPOSES OF SECTION 14.25 ONLY:

AMC CANTON REA ESTATE, INC.

By: /s/ David G. Burke
Name: David G. Burke
Title: Treasurer

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

AGENTS AND LENDERS:
CITIZENS BANK, NATIONAL ASSOCIATION, as Administrative Agent, LC Issuer and a Lender
By: /S/ Christopher J. Wickles
Name: Christopher J. Wickles
Title: Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

BMO HARRIS BANK, N.A., as a Lender
By: /s/ Elizabeth Kurrti
Name: Elizabeth Kurrti
Title: Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

FIFTH THIRD BANK, as a Lender
By: /s/ Robert J. Klinko
Name: Robert J. Klinko
Title: Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

REGIONS BANK, as a Lender
By: /s/ Jay R. Goldstein
Name: Jay R. Goldstein
Title: Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

BANK OF AMERICA N.A., as a Lender
By: /s/ John Coppedge
Name: John Coppedge
Title: Senior Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

THE HUNTINGTON BANK, as a Lender
By: /s/ Charles M. Groux
Name: Charles M. Groux
Title: Assistant Vice President

SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Signature Page

EXHIBIT A

FORM OF NOTICE OF BORROWING
Dated as of: _____________

Citizens Bank, National Association,
as Administrative Agent
28 State Street
14th Floor, MS1420
Boston, Massachusetts 02109
Attention: Christopher Wickles, Senior Vice President

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section [2.2] [4.2][5.2] of the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Borrowing Agent hereby requests that the Lenders make [a Revolving Credit Loan][Development Loan as a [BD Development Advance][BWW Development Advance][Real Estate Advance]][Term Loan] to the Borrowers in the aggregate principal amount of $___________. (Complete with an amount in accordance with Section 2.2, Section 4.2, or Section 5.2, as applicable, of the Credit Agreement.)
2.    The Borrowing Agent hereby requests that such Loan(s) be made on the following Business Day: _____________________. (Complete with a Business Day in accordance with Section 2.2, Section 4.2(a), or Section 5.2(a), as applicable, of the Credit Agreement.
3.    The Borrowing Agent hereby requests that such Loan(s) bear interest at the following interest rate, plus the Applicable Margin, as set forth below:

Component of Loan	Interest Rate	Interest Period (LIBOR Rate only)
[Base Rate or LIBOR Rate]

1 Complete with the Dollar amount of that portion of the overall Loan requested that is to bear interest at the selectedinterest rate and/or Interest Period (e.g., for a $20,000,000 loan, $5,000,000 may be requested at Base Rate,$8,000,000 may be requested at LIBOR with an interest period of three months and $7,000,000 may be requested LIBOR with an interest period of one month).

2 Complete with the Base Rate or the LIBOR Rate for Revolving Credit Loans, the Initial Term Loan, Development Loans or any Incremental Term Loan.

Form of Notice of Borrowing

4.    The Borrower requesting such Loan(s) is: _________________ and the Borrowing Agent hereby requests that the proceeds of such Loan(s) be [deposited into the account of ________________ set forth in the Notice of Account Designation on file with the Administrative Agent][disbursed as set forth on Exhibit A]. (Delete as applicable.)
5.    [Subject to the terms and conditions of the Credit Agreement, with respect to each LIBOR Rate Loan specified above in Item 3, until the Administrative Agent receives notice from the Borrowing Agent by 2 p.m. at least three (3) Business Days prior to the end of the current Interest Period then in effect with respect to such Loan, the Borrowing Agent hereby requests that such Loan be continued as a LIBOR Rate Loan for successive Interest Periods of the same duration as the initial Interest Period.] (Delete as applicable.)
6.    The aggregate principal amount of all Loans and LC Obligations outstanding as of the date hereof (including the Loan(s) requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
7.    [As of the date the Loan(s) requested herein are made, the Borrowers are in compliance with the Incurrence Test] Include the bracketed text in the case of a request for Development Loans..
8.    The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct as of such earlier date) and except that the representations and warranties contained in Section 8.5 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 9.1.
9.    No Default has occurred and is continuing and, after giving effect to the Loans requested herein, no Default will occur.
10.    All of the conditions applicable to the Loan(s) requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Loan.
[Signature Page Follows]

3 Include the bracketed text in the case of a request for Development Loans.

Form of Notice of Borrowing

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

DIVERSIFIED RESTAURANT HOLDINGS, INC., as Borrowing Agent

By:
Name:
Title:

Form of Notice of Borrowing

EXHIBIT B

FORM OF NOTICE OF ACCOUNT DESIGNATION
Dated as of: _____________

Citizens Bank, National Association,
as Administrative Agent
28 State Street
14th Floor, MS1420
Boston, Massachusetts 02109
Attention: Christopher Wickles, Senior Vice President

Ladies and Gentlemen:

This Notice of Account Designation is delivered to you pursuant to Section [2.2(b)] [5.2(b)] of the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Administrative Agent is hereby authorized to disburse all [Revolving Credit][Development] Loan proceeds for [_______________] into the following account(s):
____________________________
ABA Routing Number: _________
Account Number: _____________

2.    This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.
[Signature Page Follows]

B-1
Form of Notice of Account Designation

IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation as of the day and year first written above.

DIVERSIFIED RESTAURANT HOLDINGS, INC., as Borrowing Agent

By:
Name:
Title:

B-2
Form of Notice of Account Designation

EXHIBIT C

FORM OF NOTICE OF PREPAYMENT
Dated as of: _____________

Citizens Bank, National Association,
as Administrative Agent
28 State Street
14th Floor, MS1420
Boston, Massachusetts 02109
Attention: Christopher Wickles, Senior Vice President

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section [2.3(c)] [4.4(a)] [5.4(c)] of the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Borrowing Agent hereby provides notice to the Administrative Agent that the Borrowers shall repay the following [Base Rate Loans] and/or [LIBOR Rate Loans]: _______________. (Complete with an amount in accordance with Section 2.3(c), Section 4.4(a) or Section 5.4(c), as applicable, of the Credit Agreement.)
2.    The Loan(s) to be prepaid consist of: [check each applicable box]
☐    Revolving Credit Loans
☐    Term Loans
☐    Development Loans
☐    DF Term Loans
3.    The Borrowers shall repay the above-referenced Loans on the following Business Day: _______________. (Complete with a date no earlier than (i) the same Business Day as of the date of this Notice of Prepayment with respect to any Base Rate Loan and (ii) three (3) Business Days subsequent to date of this Notice of Prepayment with respect to any LIBOR Rate Loan.)
[Signature Page Follows]

C-1
Form of Notice of Prepayment

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

DIVERSIFIED RESTAURANT HOLDINGS, INC., as Borrowing Agent

By:
Name:
Title:

C-2
Form of Notice of Prepayment

EXHIBIT D

FORM OF NOTICE OF CONVERSION/CONTINUATION
Dated as of: _____________

Citizens Bank, National Association,
as Administrative Agent
28 State Street
14th Floor, MS1420
Boston, Massachusetts 02109
Attention: Christopher Wickles, Senior Vice President
Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 6.3 of the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
1.    The Loans to which this Notice relates are [Revolving Credit Loans][ Term Loans] [Development Loans][DF Term Loans]. (Delete as applicable.)
2.    This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐	Converting all or a portion of Base Rate Loans into LIBOR Rate Loans

Outstanding principal balance:    $______________
Principal amount to be converted:    $______________
Requested effective date of conversion:    _______________
(Complete with a Business Day)
Requested new Interest Period:    _______________

☐	Converting all or a portion of LIBOR Rate Loans into Base Rate Loans

Outstanding principal balance:    $______________
Principal amount to be converted:    $______________

Form of Notice of Conversion/Continuation

Last day of the current Interest Period:    _______________
Requested effective date of conversion:    _______________
(Complete with a Business Day)

☐	Continuing all or a portion of LIBOR Rate Loans as LIBOR Rate Loans

Outstanding principal balance:    $______________
Principal amount to be continued:    $______________
Last day of the current Interest Period:    _______________
Requested effective date of continuation:    _______________
(Complete with a Business Day)
Requested new Interest Period:    _______________
3.    The aggregate principal amount of all Loans and LC Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.
4.    [Subject to the terms and conditions of the Credit Agreement, with respect to the LIBOR Rate Loans specified above in Item 2, until the Administrative Agent receives notice from the Borrowing Agent by 2 p.m. at least three (3) Business Days prior to the end of the applicable Interest Period then in effect with respect to such Loans, the Borrowing Agent hereby requests that such Loans be continued as LIBOR Rate Loans for successive Interest Periods of the same duration as the Interest Period indicated above.] (Delete as applicable.)
[Signature Page Follows]

Form of Notice of Conversion/Continuation

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/ Continuation as of the day and year first written above.

DIVERSIFIED RESTAURANT HOLDINGS, INC., as Borrowing Agent

By:
Name:
Title:

Form of Notice of Conversion/Continuation

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE
Dated as of: _____________

The undersigned, on behalf of Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), in its capacity as the Borrowing Agent, hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1.    This certificate is delivered to you pursuant to Section 9.2(a) of the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Holdings, certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
2.    I have reviewed the financial statements of Holdings and the Consolidated Group dated as of _______________ and for the Four-Quarter Period then ended (the “Subject Period”) and required to be delivered pursuant to Section 9.1[(a)][(b)]. Such consolidated financial statements fairly present the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Group in accordance with GAAP[, subject only to normal year-end audit adjustments and the absence of footnotes]1.
3.    I have reviewed the terms of the Credit Agreement and the related Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of each Loan Party and their respective Subsidiaries during the Subject Period. Such review has not disclosed the existence during or at the end of the Subject Period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action each Loan Party has taken, is taking and proposes to take with respect thereto].
4.    Attached hereto as Schedule 1 is a true, correct and complete calculation of the Consolidated Lease-Adjusted Leverage Ratio as of the last day of the Subject Period. Attached hereto as Schedule 2 is a true, correct and complete calculation of the Consolidated Debt Service Coverage Ratio for the Subject Period. [Attached hereto as Schedule 3 is a true, correct and complete calculation of Excess Cash Flow for the Subject Period.]2.
[Signature page follows]

1 Include in the case of financial statements delivered pursuant to Section 9.1(b).
2 To be included only for compliance certificates delivered at the end of each Fiscal Year.

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Compliance Certificate as of the day and year first written above.

DIVERSIFIED RESTAURANT HOLDINGS, INC., as Borrowing Agent

By:
Name:
Title:

For the Four-Quarter Period ended ___________

Form of Compliance Certificate

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)
Consolidated Lease-Adjusted Leverage Ratio and Applicable Margin Determination

A.     Consolidated Lease-Adjusted Leverage Ratio

1.	Consolidated Funded Indebtedness: $_______________

2.	New Unit Adjustment, if any, for all New Units: $_______________

3.	Consolidated Third Party Rent[1]: $_______________
4.    Consolidated EBITDA:
(a)     Consolidated Net Income    $_______________
(b)    + Consolidated Interest Expense    $_______________
(c)    + federal, state, local and foreign income taxes (and franchise taxes
in the nature of income tax)    $_______________
(d)    + depreciation and amortization expense    $_______________
(e)    + Pre-Opening Expense    $_______________
(f)    + non-cash stock compensation charges    $_______________
(g)    + other non-cash items reducing Consolidated Net Income that do not
represent a cash item in such period or any future period    $_______________
(h)    + reasonable out-of-pocket costs and expenses incurred in connection with the Transactions not to exceed $1,800,000 during the term of the
Credit Agreement    $_______________
(i)    + non-recurring expenses not to exceed $500,000 during any Four-Quarter Period$___________
(j)    + extraordinary losses    $_______________
(k)    - federal, state, local and foreign income tax credits    $_______________
(l)    - non-cash items increasing Consolidated Net Income    $_______________
(m)    - cash capital gains    $_______________
(n)    - non-recurring and extraordinary gains    $_______________
(o)    + pro forma adjustments2    $_______________
(p)    = Consolidated EBITDA    $_______________

5.	Consolidated EBITDAR (Lines 3 + 4(p)): $_______________

6.	Consolidated Lease-Adjusted Leverage Ratio
((Line 1 - Line 2 + (Line 3 x (8) eight)) ÷ Line 5):    _________ to 1.00
The Applicable Margin is to be calculated at Pricing Level ___. The Pricing Level is fixed at Level I until the first Business Day after the Interest Determination Date for the first full Fiscal Quarter ending after the Closing Date.

Pricing Level	Consolidated Lease-Adjusted Leverage Ratio
I	Greater than or equal to 5.00 to 1.00
II	Greater than or equal to 4.50 to 1.00, but less than 5.00 to 1.00
III	Greater than or equal to 4.00 to 1.00, but less than 4.50 to 1.00
IV	Greater than or equal to 3.50 to 1.00, but less than 4.00 to 1.00
V	Less than 3.50 to 1.00

1Subject to the adjustments set forth on Schedule 1.1(d) of the Credit Agreement.
2Subject to the adjustments set forth on Schedule 1.1(d) of the Credit Agreement.
3The Pricing Level is fixed at Level I until the first Business Day after the Interest Determination Date for the first full Fiscal Quarter ending after the Closing Date

Form of Compliance Certificate

For the Four-Quarter Period ended ___________

SCHEDULE 2
to the Compliance Certificate
($ in 000’s)

Consolidated Debt Service Coverage Ratio

1.	Consolidated EBITDA:
(a)     Consolidated Net Income    $_______________
(b)    + Consolidated Interest Expense    $_______________
(c)    + federal, state, local and foreign income taxes (and franchise taxes
in the nature of income tax)    $_______________
(d)    + depreciation and amortization expense    $_______________
(e)    + Pre-Opening Expense    $_______________
(f)    + non-cash stock compensation charges    $_______________
(g)    + other non-cash items reducing Consolidated Net Income that do not
represent a cash item in such period or any future period    $_______________
(h)    + reasonable out-of-pocket costs and expenses incurred in connection with the Transactions not to exceed $1,800,000 during the term of the
Credit Agreement    $_______________
(i)    + non-recurring expenses not to exceed $500,000 during any Four-Quarter Period$______ _
(j)    + extraordinary losses    $_______________
(k)    - federal, state, local and foreign income tax credits    $_______________
(l)    - non-cash items increasing Consolidated Net Income    $_______________
(m)    - cash capital gains    $_______________
(n)    - non-recurring and extraordinary gains    $_______________
(o)    = Consolidated EBITDA    $_______________

2.	Federal, state, local and foreign income taxes paid in cash: $

3.	Greater of (a) $10,000 per Restaurant and (b) Maintenance Capital
Expenditures:    $______________

4.	Distributions made by Holdings: $______________

5.	Consolidated Interest Expense: $______________

6.	Scheduled principal payments of Consolidated Funded Indebtedness
made or required to be made:    $______________

7.    Consolidated Debt Service Coverage Ratio
((Line 1(o) - Line 2 - Line 3 - Line 4) ÷ (Line 5 + Line 6)):    ________ to 1.00

Minimum permitted Consolidated Debt Service Coverage Ratio:    1.20 to 1.00.

Form of Compliance Certificate

For the Four-Quarter Period ended ___________
SCHEDULE 3
to the Compliance Certificate

Excess Cash Flow

1.	Consolidated Net Income: $ ______________

2.	Non-cash charges deducted in determining Consolidated Net Income: $

3.	Working Capital decreases: $______________

4.	Cash paid by Holdings and its Subsidiaries for Capital Expenditures and
Acquisitions (other than amounts committed during a prior Fiscal Year to the extent such amounts reduced Excess Cash Flow in such prior Fiscal
Year)1 :        $______________

5.	Cash committed during the Subject Period to make Capital Expenditures or
Acquisitions which, in either case, were actually made or a binding commitment
exists2 :        $______________

6.	Scheduled principal payments or repayments of Indebtedness (other than mandatory prepayments of Loans) made by Holdings and its Subsidiaries
during the Subject Period3     $______________

7.	Non-cash credits included in determining Consolidated Net Income for the
Subject Period:    $______________

8.	Working Capital increases: $______________

9.	Excess Cash Flow ((Line 1 + Line 2 + Line 3) - (Line 4 + Line 5 + Line 6
+ Line 7 + Line 8)):    $______________

10.	Applicable Excess Cash Flow Percentage[4]: [50][25][0]%

11.	Optional Term Loan prepayments Only to the extent such prepayments[5].: $______________

12.	Required Excess Cash Flow mandatory prepayment under Section 6.1(e) of
the Credit Agreement ((Line 9 x Line 10) - Line 11):    $______________

1Excluding any such Capital Expenditure or Acquisition is made or is expected to be made with the proceeds of Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA.
2Excluding any such Capital Expenditure or Acquisition is made or is expected to be made with the proceeds of Indebtedness, any Equity Issuance, casualty proceeds, condemnation proceeds or other proceeds that would not be included in Consolidated EBITDA.
3Only to the extent that such payments or repayments by their terms cannot be reborrowed or redrawn and do not occur in connection with a refinancing of all or any portion of such Indebtedness.
4 (a) 50% if the Consolidated Lease Adjusted Leverage Ratio is greater than or equal to 5.00 to 1.00, (b) 25% if the Consolidated Lease-Adjusted Leverage Ratio is less than 5.00 to 1.00 but greater than or equal to 4.00 to 1.00 and (c) 0% if the Consolidated Lease-Adjusted Leverage Ratio is less than 4.00 to 1.00.
5Only to the extent such prepayments are not funded with the incurrence of any Indebtedness, any Equity Issuance, any casualty proceeds, any condemnation proceeds or any other proceeds that would not be included in Consolidated EBITDA.

Form of Compliance Certificate

EXHIBIT F

FORM OF ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees2 hereunder are several and not joint.] 3 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: [INSERT NAME OF ASSIGNOR]

2.	Assignee(s): See Schedules attached hereto

3.	Borrowers: Certain Subsidiaries of Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings”)

4.	Administrative Agent: Citizens Bank, National Association, as the administrative agent under the Credit Agreement

1For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
2 Select as appropriate.
3 Include bracketed language if there are multiple Assignees.

Form of Assignment and Assumption

5.
Credit Agreement:    Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer (as amended, restated, supplemented or otherwise modified)

6.	Assigned Interest: See Schedules attached hereto

[7.	Trade Date: ______________][4]

[Remainder of Page Intentionally Left Blank]

4 To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

Effective Date: _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEES

See Schedules attached hereto

[Consented to and]5 Accepted:

CITIZENS BANK, NATIONAL ASSOCIATION,
as Administrative Agent [and LC Issuer]

By:_________________________________
Name:
Title:

[Consented to:]6

DIVERSIFIED RESTAURANT HOLDINGS, INC.,
as Borrowing Agent

By:________________________________
Name:
Title:

5 To be added only if the consent of the Administrative Agent and/or LC Issuer is required by the terms of the Credit Agreement. May also use a Master Consent.
6 To be added only if the consent of the Borrowing Agent is required by the terms of the Credit Agreement. May also use a Master Consent.

Form of Assignment and Assumption

SCHEDULE 1
to Assignment and Assumption
By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption.
Assigned Interests:

Facility Assigned[1]	Aggregate Amount of Commitment/ Loans for all Lenders[2]	Amount of Commitment/ Loans Assigned[3]	Percentage Assigned of Commitment/ Loans[4]	CUSIP Number
	$	$	%
	$	$	%
	$	$	%

[NAME OF ASSIGNEE]5
[and is an Affiliate/Approved Fund of [identify Lender]6]

By:______________________________
Title:

1 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Revolving Credit Commitment,” “Development Loan Commitment”, “DF Term Loan”, “Term Loan”, etc.)
2 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
5 Add additional signature blocks, as needed.
6 Select as appropriate.

Form of Assignment and Assumption

ANNEX 1
to Assignment and Assumption

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of any Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 14.10(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to [Section 7.1] [Section 9.1]1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees
1Update as necessary to refer to appropriate Financial Statement delivery Section in Credit Agreement.

Form of Assignment and Assumption

and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT G-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 6.12 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowing Agent with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowing Agent and the Administrative Agent and (b) the undersigned shall have at all times furnished the Borrowing Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

G-1-1
Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)

EXHIBIT G-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 6.12 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent (10%) shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (d) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

G-2-1
Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)

EXHIBIT G-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 6.12 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (ii) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF PARTICIPANT]

By:
Name:
Title:

Date: ________ __, 20[ ]

G-3-1
Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)

EXHIBIT G-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
Pursuant to the provisions of Section 6.12 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent (10%) shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowing Agent with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN-E or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowing Agent and the Administrative Agent and (ii) the undersigned shall have at all times furnished the Borrowing Agent and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two (2) calendar years preceding such payments.
[NAME OF LENDER]

By:
Name:
Title:

Date: ________ __, 20[ ]

G-4-1
Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

EXHIBIT H

FORM OF BORROWER JOINDER AGREEMENT

BORROWER JOINDER AGREEMENT

This BORROWER JOINDER AGREEMENT dated as of _____________, 20__ (this “Joinder Agreement”), is made by _______________, a __________ (the “Joining Borrower”), in favor of CITIZENS BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below).

RECITALS:

A.    Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings”), certain Subsidiaries of Holdings party thereto as borrowers, the lenders party thereto (the “Lenders”) and the Administrative Agent are party to a Second Amended and Restated Credit Agreement dated as of June 29, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used but not defined herein shall have the meanings provided therefor in the Credit Agreement.

B.    The Joining Borrower is a Subsidiary of Holdings and is required by the terms of the Credit Agreement to be joined as a party to the Credit Agreement as a Borrower.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Borrower hereby agrees as follows:

1.    Joinder. The Joining Borrower hereby irrevocably, absolutely and unconditionally becomes a party to the Credit Agreement as a Borrower and bound by all the terms, conditions, obligations, liabilities and undertakings of each Borrower or to which each Borrower is subject thereunder, including, without limitation, joint and several liability for all of the Obligations under the Loan Documents as set forth in Section 6.16, with the same force and effect as if the Joining Borrower were a signatory to the Credit Agreement.

2.    Affirmations. The Joining Borrower hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Borrower contained in the Credit Agreement.

3.    Severability. Any provision of this Joinder Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

4.    Counterparts. This Joinder Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Joinder Agreement to produce or account for more than one such counterpart executed by the party against whom enforcement is sought. Delivery of an executed counterpart of a signature page of this Joinder Agreement

H-1
Form of Borrower Joinder Agreement

by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

5.    Delivery. The Joining Borrower hereby irrevocably waives notice of acceptance of this Joinder Agreement and acknowledges that the Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Joinder Agreement and the Joining Borrower’s joinder as a party to the Credit Agreement as herein provided.

6.    Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. The provisions of Sections 14.5 and 14.6 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Borrower has duly executed and delivered this Joinder Agreement as of the day and year first written above.

JOINING BORROWER:

__________________________________________

By:_______________________________________
Name:    ____________________________________
Title:    ____________________________________

ACKNOWLEDGED AND AGREED:

CITIZENS BANK, NATIONAL ASSOCIATION, as
Administrative Agent

By:_______________________________________
Name:    ____________________________________
Title:    ____________________________________

H-2
Form of Borrower Joinder Agreement

EXHIBIT I

FORM OF DEVELOPMENT COSTS CERTIFICATE

Dated as of: _____________

The undersigned, on behalf of Diversified Restaurant Holdings, Inc., a Nevada corporation (“Holdings” or the “Borrowing Agent”), in its capacity as the Borrowing Agent, hereby certifies to the Administrative Agent and the Lenders, each as defined in the Credit Agreement referred to below, as follows:
1.    This certificate is delivered to you pursuant to Section 7.3(b) of the Second Amended and Restated Credit Agreement dated as of June 29, 2015 (the “Credit Agreement”), by and among Holdings, certain Subsidiaries of Holdings from time to time party thereto (each a “Borrower” and, collectively, the “Borrowers”), the Lenders party thereto and Citizens Bank, National Association, as Administrative Agent and LC Issuer. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.
2.    Attached hereto as Schedule 1 are true, correct and complete copies of documents (including invoices) evidencing the Development Costs as to which the Development Loans requested in the Notice of Borrowing attached hereto as Annex A (the “Subject Development Loans”) are to be applied and such Development Costs are due and payable or, in the case of any Real Estate Advance, will be due and payable on the proposed borrowing date as part of the acquisition closing.
3.     All of the conditions applicable to the Subject Development Loans requested as set forth in the Credit Agreement (including, without limitation, under Sections 7.2 and 7.3 of the Credit Agreement) have been satisfied as of the date hereof and will remain satisfied through the date the Subject Development Loans are made.
[Signature page follows]

Form of Development Costs Certificate

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Development Costs Certificate as of the day and year first written above.

DIVERSIFIED RESTAURANT HOLDINGS, INC., as Borrowing Agent

By:
Name:
Title:

Form of Development Costs Certificate

Schedule 1

Development Costs

See attached.

Form of Development Costs Certificate

Annex A

Notice of Borrowing

See attached.

I-4
Form of Development Costs Certificate